Exhibit 4.1


                     $500,000,000 REVOLVING CREDIT FACILITY
                                CREDIT AGREEMENT

                                  by and among

                                 ARCH COAL, INC.

                                       and

                             THE BANKS PARTY HERETO

                                       and

     PNC BANK, NATIONAL ASSOCIATION, as Administrative and Syndication Agent

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                       as

                       Documentation and Syndication Agent



                            Dated as of July 1, 1997



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                                TABLE OF CONTENTS


SECTION                                                                   PAGE

1.    CERTAIN DEFINITIONS....................................................1
      1.1   Certain Definitions..............................................1
      1.2   Construction....................................................20
            1.2.1   Number; Inclusion.......................................20
            1.2.2   Determination...........................................20
            1.2.3   Administrative Agent's Discretion and Consent...........21
            1.2.4   Documents Taken as a Whole..............................21
            1.2.5   Headings................................................21
            1.2.6   Implied References to This Agreement....................21
            1.2.7   Persons.................................................21
            1.2.8   Modifications to Documents..............................21
            1.2.9   From, To and Through....................................21
            1.2.10  Shall; Will.............................................22
      1.3   Accounting Principles...........................................22

2.    REVOLVING CREDIT AND SWING LOAN FACILITIES............................22
      2.1   Revolving Credit Commitments....................................22
            2.1.1   Revolving Credit Loans..................................22
            2.1.2   Swing Loan Commitment...................................23
      2.2   Nature of Banks' Obligations With Respect to Revolving
            Credit Loans....................................................23
      2.3   Revolving Credit Facility Fee...................................23
      2.4   Revolving Credit Loan Requests; Swing Loan Requests.............23
            2.4.1   Revolving Credit Loan Requests..........................23
            2.4.2   Swing Loan Requests.....................................24
      2.5   Making Revolving Credit Loans and Swing Loans and Swing
            Notes...........................................................24
            2.5.1   Making Swing Loans......................................25
      2.6   Swing Loan Note.................................................25
      2.7   Use of Proceeds.................................................25
      2.8   Borrowings to Repay Swing Loans.................................25
      2.9   Bid Loan Facility...............................................26
            2.9.1   Bid Loan Requests.......................................26
            2.9.2   Bidding.................................................27
            2.9.3   Accepting Bids..........................................27
            2.9.4   Funding Bid Loans.......................................28
            2.9.5   Several Obligations.....................................29
            2.9.6   Bid Notes...............................................29
            2.9.7   Payments and Prepayments................................29
      2.10  Letter of Credit Subfacility....................................29
            2.10.1  Issuance of Letters of Credit...........................29
            2.10.2  Letter of Credit Fees...................................29
            2.10.3  Disbursements, Reimbursement............................30
            2.10.4  Repayment of Participation Advances.....................31
            2.10.5  Documentation...........................................32


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            2.10.6  Determinations to Honor Drawing Requests................32
            2.10.7  Nature of Participation and Reimbursement
                    Obligations.............................................32
            2.10.8  Indemnity...............................................34
            2.10.9  Liability for Acts and Omissions........................34
      2.11  Extension by Banks of the Expiration Date.......................35
            2.11.1  Requests; Approval by All Banks.........................35
            2.11.2  Approval by Required Banks..............................35

3.    INTEREST RATES........................................................36
      3.1   Interest Rate Options...........................................36
            3.1.1   Revolving Credit Interest Rate Options..................37
            3.1.2   Rate Quotations.........................................37
            3.1.3   Change in Fees or Interest Rates........................37
      3.2   Revolving Credit Loans Interest Periods.........................38
            3.2.1   Ending Date and Business Day............................38
            3.2.2   Amount of Borrowing Tranche.............................38
            3.2.3   Termination Before Expiration Date......................38
            3.2.4   Renewals................................................38
      3.3   Interest After Default..........................................38
            3.3.1   Letter of Credit Fees, Interest Rate....................39
            3.3.2   Other Obligations.......................................39
            3.3.3   Acknowledgment..........................................39
      3.4   Euro-Rate Unascertainable; Illegality; Increased Costs;
            Deposits Not Available..........................................39
            3.4.1   Unascertainable.........................................39
            3.4.2   Illegality; Increased Costs; Deposits Not Available.....39
            3.4.3   Administrative Agent's and Bank's Rights................40
      3.5   Selection of Interest Rate Options..............................41

4.    PAYMENTS..............................................................41
      4.1   Payments........................................................41
      4.2   Pro Rata Treatment of Banks.....................................41
      4.3   Interest Payment Dates..........................................42
      4.4   Voluntary Prepayments...........................................42
            4.4.1   Right to Prepay.........................................42
            4.4.2   Replacement of a Bank...................................43
            4.4.3   Change of Lending Office................................44
            4.4.4   Voluntary Reduction of Commitments......................44
      4.5   Additional Compensation in Certain Circumstances................44
            4.5.1   Increased Costs or Reduced Return Resulting From
                    Taxes, Reserves, Capital Adequacy Requirements,
                    Expenses, Etc...........................................44
            4.5.2   Indemnity...............................................45
      4.6   Notes...........................................................46
      4.7   Settlement Date Procedures......................................46
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5.    REPRESENTATIONS AND WARRANTIES........................................47
      5.1   Representations and Warranties..................................47
            5.1.1   Organization and Qualification..........................47
            5.1.2   Shares of Borrower; Subsidiaries; and Subsidiary
                    Shares..................................................47
            5.1.3   Power and Authority.....................................48
            5.1.4   Validity and Binding Effect.............................48
            5.1.5   No Conflict.............................................48
            5.1.6   Litigation..............................................49
            5.1.7   Financial Statements....................................49
            5.1.8   Use of Proceeds; Margin Stock; Section 20
                    Subsidiaries............................................49
            5.1.9   Full Disclosure.........................................50
            5.1.10  Taxes...................................................50
            5.1.11  Consents and Approvals..................................51
            5.1.12  No Event of Default; Compliance With Instruments........51
            5.1.13  Insurance...............................................51
            5.1.14  Compliance With Laws....................................51
            5.1.15  Investment Companies; Regulated Entities................52
            5.1.16  Plans and Benefit Arrangements..........................52
            5.1.17  Employment Matters......................................53
            5.1.18  Environmental Matters...................................53
            5.1.19  Senior Debt Status......................................53
      5.2   Continuation of Representations.................................53

6.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT...............54
      6.1   First Loans and Letters of Credit...............................54
            6.1.1   Officer's Certificate...................................54
            6.1.2   Secretary's Certificate.................................54
            6.1.3   Delivery of Guaranty Agreements.........................55
            6.1.4   Opinion of Counsel......................................55
            6.1.5   Legal Details...........................................55
            6.1.6   Payment of Fees.........................................55
            6.1.7   Consents................................................55
            6.1.8   Officer's Certificate Regarding MACs....................56
            6.1.9   No Violation of Laws....................................56
            6.1.10  No Actions or Proceedings...............................56
            6.1.11  Merger..................................................56
            6.1.12  Financial Projections; Closing Date Balance Sheet.......56
            6.1.13  Payoff of Existing Indebtedness.........................57
      6.2   Each Additional Loan or Letter of Credit........................57
      6.3   Syndication.....................................................57
            6.3.1   Syndication Date Representations and Warranties.........57
            6.3.2   Syndication Cooperation.................................58

7.    COVENANTS.............................................................58
      7.1   Affirmative Covenants...........................................58
            7.1.1   Preservation of Existence, Etc..........................58
            7.1.2   Payment of Liabilities, Including Taxes, Etc............58

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            7.1.3   Maintenance of Insurance................................59
            7.1.4   Maintenance of Properties and Leases....................59
            7.1.5   Visitation Rights.......................................59
            7.1.6   Keeping of Records and Books of Account.................59
            7.1.7   Plans and Benefit Arrangements..........................59
            7.1.8   Compliance With Laws....................................60
            7.1.9   Use of Proceeds.........................................60
            7.1.10  Operation of Mines......................................60
            7.1.11  Repayment of Certain Indebtedness.......................60
      7.2   Negative Covenants..............................................61
            7.2.1   Indebtedness............................................61
            7.2.2   Liens...................................................61
            7.2.3   Liquidations, Mergers, Consolidations, Acquisitions.....62
            7.2.4   Dispositions of Assets or Subsidiaries..................62
            7.2.5   Affiliate Transactions..................................63
            7.2.6   Subsidiaries, Partnerships and Joint Ventures...........63
            7.2.7   Continuation of or Change in Business...................64
            7.2.8   Plans and Benefit Arrangements..........................64
            7.2.9   Off-Balance Sheet Financing.............................64
            7.2.10  Maximum Leverage Ratio..................................64
            7.2.11  Minimum Interest Coverage Ratio.........................65
            7.2.12  No Restriction on Dividends.............................65
      7.3   Reporting Requirements..........................................65
            7.3.1   Quarterly Financial Statements..........................65
            7.3.2   Annual Financial Statements.............................65
            7.3.3   Certificate of the Borrower.............................66
            7.3.4   Notice of Default.......................................66
            7.3.5   Notice of Litigation....................................66
            7.3.6   Notice of Change in Debt Rating.........................67
            7.3.7   Notices Regarding Plans and Benefit Arrangements........67

8.    DEFAULT...............................................................68
      8.1   Events of Default...............................................68
            8.1.1   Payments Under Loan Documents...........................68
            8.1.2   Breach of Warranty......................................69
            8.1.3   Breach of Negative Covenants or Visitation Rights.......69
            8.1.4   Breach of Other Covenants...............................69
            8.1.5   Defaults in Other Agreements or Indebtedness............69

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            8.1.6   Judgments or Orders.....................................69
            8.1.7   Loan Document Unenforceable.............................70
            8.1.8   Uninsured Losses; Proceedings Against Assets............70
            8.1.9   Notice of Lien or Assessment............................70
            8.1.10  Insolvency..............................................70
            8.1.11  Events Relating to Plans and Benefit Arrangements.......70
            8.1.12  Cessation of Business...................................71
            8.1.13  Change of Control.......................................71
            8.1.14  Involuntary Proceedings.................................71
            8.1.15  Voluntary Proceedings...................................72
      8.2   Consequences of Event of Default................................72
            8.2.1   Events of Default Other Than Bankruptcy, Insolvency
                    or Reorganization Proceedings...........................72
            8.2.2   Bankruptcy, Insolvency or Reorganization
                    Proceedings.............................................73
            8.2.3   Set-off.................................................73
            8.2.4   Suits, Actions, Proceedings.............................73
            8.2.5   Application of Proceeds.................................73
            8.2.6   Other Rights and Remedies...............................74
      8.3   Right of Competitive Bid Loan Banks.............................74

9.    THE AGENTS............................................................75
      9.1   Appointment.....................................................75
      9.2   Delegation of Duties............................................75
      9.3   Nature of Duties; Independent Credit Investigation..............75
      9.4   Actions in Discretion of Agents; Instructions From the
            Banks...........................................................76
      9.5   Reimbursement and Indemnification of Agents by the Borrower.....76
      9.6   Exculpatory Provisions; Limitation of Liability.................77
      9.7   Reimbursement and Indemnification of Agents by the Banks........78
      9.8   Reliance by Agents..............................................78
      9.9   Notice of Default...............................................79
      9.10  Notices.........................................................79
      9.11  Banks in Their Individual Capacities............................79
      9.12  Holders of Notes................................................79
      9.13  Equalization of Banks...........................................80
      9.14  Successor Agents................................................80
      9.15  Administrative Agent's Fee......................................81
      9.16  Availability of Funds...........................................81
      9.17  Calculations....................................................82
      9.18  Beneficiaries...................................................82

10.   MISCELLANEOUS.........................................................82
      10.1  Modifications, Amendments or Waivers............................82
            10.1.1  Increase of Revolving Credit Commitment; Extension
                    of Expiration Date......................................82
            10.1.2  Extension of Payment; Reduction of Principal
                    Interest or Fees; Modification of Terms of Payment......83
            10.1.3  Release of Guarantor....................................83
            10.1.4  Miscellaneous...........................................83
      10.2  No Implied Waivers; Cumulative Remedies; Writing Required.......83
      10.3  Reimbursement and Indemnification of Banks by the Borrower;
            Taxes...........................................................84

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      10.4  Holidays........................................................85
      10.5  Funding by Branch, Subsidiary or Affiliate......................85
            10.5.1  Notional Funding........................................85
            10.5.2  Actual Funding..........................................85
      10.6  Notices.........................................................86
      10.7  Severability....................................................86
      10.8  Governing Law...................................................86
      10.9  Prior Understanding.............................................87
      10.10 Duration; Survival..............................................87
      10.11 Successors and Assigns..........................................87
            10.11.1 Binding Effect; Assignments by Borrower.................87
            10.11.2 Assignments and Participations by Banks Other Than
                    Assignments of Bid Loans Among Designating Banks
                    and Designated Lenders..................................87
            10.11.3 Assignments of Bid Loans Among Designating Banks
                    and Designated Lenders..................................89
            10.11.4 Foreign Assignees and Participants......................90
            10.11.5 Assignments by Banks to Federal Reserve Banks...........90
      10.12 Confidentiality.................................................90
            10.12.1 General.................................................90
            10.12.2 Sharing Information With Affiliates of the Banks........91
      10.13 Counterparts....................................................91
      10.14 Agent's or Bank's Consent.......................................91
      10.15 Exceptions......................................................91
      10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL..........................92
      10.17 Tax Withholding Clause..........................................92
      10.18 Joinder of Guarantors...........................................93

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                       LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)        -   PRICING GRID
SCHEDULE 1.1(B)        -   COMMITMENTS OF REVOLVING CREDIT BANKS AND
                           ADDRESSES FOR NOTICES
SCHEDULE 5.1.2         -   CERTAIN INFORMATION REGARDING CAPITALIZATION OF
                           BORROWER AND ITS SUBSIDIARIES
SCHEDULE 5.1.11        -   CONSENTS AND APPROVALS


EXHIBITS

EXHIBIT 1.1(A)         -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)         -   BID NOTE
EXHIBIT 1.1(D)         -   DESIGNATION AGREEMENT
EXHIBIT 1.1(G)(1)      -   GUARANTOR JOINDER AND ASSUMPTION
EXHIBIT 1.1(G)(2)      -   GUARANTY AGREEMENT
EXHIBIT 1.1(R)         -   REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)         -   SWING LOAN NOTE
EXHIBIT 2.4.1          -   COMMITTED LOAN REQUEST
EXHIBIT 2.4.2          -   SWING LOAN REQUEST
EXHIBIT 2.9.1          -   BID LOAN REQUEST
EXHIBIT 4.4.4          -   COMMITMENT REDUCTION NOTICE
EXHIBIT 6.1.4          -   OPINION OF COUNSEL
EXHIBIT 7.3.3          -   QUARTERLY COMPLIANCE CERTIFICATE


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                             CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is dated as of July 1, 1997, and is made by and among ARCH COAL, INC., a Delaware corporation (the "Borrower"), the BANKS (as hereinafter defined), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, in its capacity as documentation and syndication agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative and syndication agent for the Banks under this Agreement.

                                   WITNESSETH:

      WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $500,000,000;

      WHEREAS, the revolving credit facility shall be used to refinance certain indebtedness under the Existing Credit Facilities, as hereinafter provided, and for general corporate purposes; and

      WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                             1. CERTAIN DEFINITIONS

            1.1.  CERTAIN DEFINITIONS.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  ADMINISTRATIVE   AGENT   shall   mean   PNC   Bank,   National
Association, and its successors and assigns.

                  ADMINISTRATIVE AGENT'S FEE shall have the meaning assigned to that term in Section 9.15.

                  ADMINISTRATIVE AGENT'S LETTER shall have the meaning assigned to that term in Section 9.15.

                  AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such

Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  AGENTS shall mean collectively the Administrative Agent and Morgan Guaranty Trust Company of New York, and its successors and assigns and AGENT shall mean either of the Agents, individually.

                  AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  ANNUAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.7(i).

                  APPLICABLE FACILITY FEE RATE shall mean the percentage rate per annum at the indicated level (i) of Leverage Ratio for any period during which a Debt Rating is not in effect; or (ii) of Debt Rating, for any period a Debt Rating is in effect, in either case as set forth in the pricing grid on
SCHEDULE 1.1(A) below the heading "Facility Fee." The Applicable Facility Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                  APPLICABLE LETTER OF CREDIT FEE RATE shall mean the rate per annum at the indicated level of (i) of Leverage Ratio for any period during which a Debt Rating is not in effect, or (ii) Debt Rating, for any period a Debt Rating is in effect, in either case as set forth in the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on
Schedule 1.1(A).

                  APPLICABLE MARGIN shall mean, as applicable, the percentage spread to be added to Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level (i) of Leverage Ratio for any period during which a Debt Rating is not in effect; or (ii) of Debt Rating, for any period a Debt Rating is in effect, in either case as set forth in the pricing grid on SCHEDULE 1.1(A) below the heading "Revolving Credit Euro-Rate Spread."

                  ASSIGNEE BANK shall have the meaning  assigned to such term in
Section 2.11.2.

                  ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Administrative Agent, as agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).


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


                  AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

                  BANK TO BE TERMINATED shall have the meaning assigned to such term in Section 2.11.2.

                  BANKS shall mean each of the Revolving Credit Banks and each of the Designated Lenders.

                  BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                  BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  BID shall have the meaning assigned to such term in Section 2.9.2.

                  BID LOAN BORROWING DATE shall mean, with respect to any Bid Loan, the date for the making thereof which shall be a Business Day.

                  BID LOAN EURO-RATE RATE OPTION shall mean the option of the Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a rate per annum quoted by such Banks at the Euro-Rate in effect two Business Days before the Borrowing Date of such Bid Loan plus a Euro-Rate Bid Loan Spread.

                  BID LOAN FIXED RATE OPTION shall mean the option of the Borrower to request that the Revolving Credit Banks submit Bids to make Bid Loans bearing interest at a fixed rate per annum quoted by such Revolving Credit Banks as a numerical percentage (and not as a spread over another rate such as the Euro-Rate).

                  BID LOAN INTEREST PERIOD shall have the meaning assigned to such term in Section 2.9.1.

                  BID LOAN PROCESSING FEE shall have the meaning assigned to such term in Section 9.15.

                  BID LOAN REQUEST shall have the meaning assigned to such term in Section 2.9.1.



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

                  BID LOANS shall mean collectively and BID LOAN shall mean separately all of the Bid Loans or any Bid Loan made by any of the Revolving Credit Banks to the Borrower pursuant to Sections 2.9.

                  BID NOTES shall mean collectively and BID NOTE shall mean separately all of the Bid Notes of the Borrower in the form of EXHIBIT 1.1(B) evidencing the Bid Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  BORROWER shall mean Arch Coal, Inc., a corporation organized and existing under the laws of the State of Delaware. The Borrower was originally incorporated under the name of Arch Mineral Corporation, a Delaware corporation and prior to the consummation of the Merger changed its name to Arch Coal, Inc..

                  BORROWER SHARES shall have the meaning set forth in Section 5.1.2.

                  BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which either a Euro-Rate Option or a Bid Loan Fixed Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate applies shall constitute one Borrowing Tranche.

                  BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and New York, New York; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  CLOSING DATE shall mean the Business Day on which the first Loan shall be made, which shall be July 1, 1997.

                  COMMERCIAL LETTER OF CREDIT shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.
                  COMMITMENT shall mean as to any Revolving Credit Bank its Revolving Credit Commitment and, in the case of PNC Bank, its Swing Loan Commitment, and COMMITMENTS shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Revolving Credit Banks.


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

                  COMMITTED LOAN shall mean either a Revolving Credit Loan or a Swing Loan.

                  COMMITTED LOAN INTEREST PERIOD shall have the meaning set forth in Section 3.2.

                  COMMITTED LOAN REQUEST shall mean a request for a Revolving Credit Loan or a Swing Loan or a request to select, convert to or renew a Revolving Credit Base Rate Option or Revolving Credit Euro-Rate Option with respect to an outstanding Revolving Credit Loan in accordance with Sections 2.4,
3.1 and 3.2.

                  COMMITMENT REDUCTION NOTICE shall have the meaning set forth in Section 4.4.4.

                  CONSOLIDATED CAPITALIZATION shall mean as of any date of determination, for the Borrower and its Subsidiaries as of such date, determined and consolidated in accordance with GAAP, the sum of (i) total stockholders' equity, and (ii) Consolidated Debt.

                  CONSOLIDATED DEBT shall mean as of any date of determination the aggregate of the following for the Borrower and its Subsidiaries, as of such date, determined and consolidated in accordance with GAAP: (i) all indebtedness for borrowed money (including, without limitation, all subordinated indebtedness), (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and (iv) the amount of all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) in respect of all Guarantees of indebtedness for borrowed money. It is expressly agreed that the amount of the indebtedness in respect of the Guaranty by the Borrower of the Port Bond shall be excluded from the amount determined under clause (iv) of the previous sentence. Further, it is expressly agreed that the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by Accounting Principles Board Opinion No. 16 (as in effect on the Closing Date) will be excluded from Indebtedness in the determination of Consolidated Debt.

                  CONSOLIDATED EBITDA for any period of determination shall mean the sum of income from operations before the effect of changes in accounting principles and extraordinary items, depreciation, amortization, depletion, net interest expense and income taxes, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  DEBT RATING shall mean the rating of the Borrower's senior unsecured long-term debt by either of Standard & Poor's or Moody's.

                  DELIVERY DATE shall mean the earlier of (i) the date on which the Borrower delivers its consolidated financial statements pursuant to Sections
7.3.1 and 7.3.2, or (ii) one Business Day following the date on which such financial statements are due to be delivered pursuant to such Sections.

                  DESIGNATED   LENDER   shall  mean  any  Person  who  has  been
designated by a Bank to fund Bid Loans and has executed a Designation Agreement and thereby becomes a party to this Agreement pursuant to Section 10.11.3.1.

                  DESIGNATING BANK shall have the meaning assigned to such term in Section 10.11.3.1.

                  DESIGNATION AGREEMENT means a designation agreement entered into by a Bank and a Designated Lender and accepted by the Administrative Agent, in substantially the form of EXHIBIT 1.1(D).

                  DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

                  DRAWING  DATE shall have the meaning  assigned to that term in
Section 2.10.3.2.

                  ENVIRONMENTAL CLAIM shall mean any administrative, regulatory or judicial action, suit, claim, notice of non-compliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit, Regulated Substances or Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

                  ENVIRONMENTAL LAW shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or any release or disposal of or contamination by Hazardous Substances.

                  ENVIRONMENTAL PERMIT shall mean any permit, approval, license or other authorization required under any Environmental Law.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  EURO-RATE shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

               Telerate page 3750 quoted by British Bankers'
   Euro-Rate = Association or appropriate successor
               ------------------------------------
               1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  EURO-RATE BID LOAN shall mean any Bid Loan that bears interest under the Bid Loan Euro-Rate Option.

                  EURO-RATE BID LOAN SPREAD shall mean the spread quoted by a Revolving Credit Bank in its Bid to apply to such Revolving Credit Bank's Bid Loan if such Revolving Credit Bank's Bid is accepted. The Euro-Rate Bid Loan Spread shall be quoted as a percentage rate per annum and expressed in multiples of 1/1000th of one percentage point to be either added to (if it is positive) or subtracted from (if it is negative) the Euro-Rate in effect two (2) Business Days before the Borrowing Date with respect to such Bid Loan. Interest on Euro-Rate Bid Loans shall be computed based on a year of 360 days and actual days elapsed.

                  EURO-RATE INTEREST PERIOD shall mean the Interest Period applicable to a Euro-Rate Loan.

                  EURO-RATE OPTION shall mean either the Revolving Credit Euro-Rate Option or the Bid Loan Euro-Rate Option.

                  EURO-RATE RESERVE PERCENTAGE shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  EVENT OF DEFAULT  shall mean any of the  events  described  in
Section 8.1 and referred to therein as an "Event of Default."

                  EXISTING CREDIT FACILITIES shall mean: (i) that certain Credit Agreement among Arch Mineral Corporation, as borrower, the banks named therein, and PNC Bank as agent, dated as of November 21, 1994, as amended, providing for a $200,000,000 credit facility, and (ii) that certain Amended and Restated Credit Agreement among Ashland Coal, Inc., the banks named therein, and National Westminster Bank PLC, as coordinating and administrative agent, dated as of November 15, 1994, as amended, providing for a $500,000,000 credit facility.

                  EXPIRATION DATE shall mean, with respect to the Commitments, June 30, 2002.

                  EXTENDING BANK shall have the meaning assigned to such term in
Section 2.11.2.

                  FACILITY FEE shall mean the fee referred to in Section 2.3.

                  FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  FIXED RATE shall mean a fixed interest rate quoted by a Revolving Credit Bank in its Bid to apply to such Revolving Credit Bank's Bid Loan over the term of such Bid Loan if such Revolving Credit Bank's Bid is accepted.

                  FIXED RATE BID LOAN shall mean a Bid Loan that bears interest under the Bid Loan Fixed Rate Option.

                  FRONTING  FEE shall have the meaning  assigned to that term in
Section 2.10.2.

                  GAAP shall mean Generally Accepted Accounting Principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  GOVERNMENTAL ACTS shall have the meaning assigned to that term in Section 2.10.8.

                  GUARANTOR shall mean at any time each of the Significant Subsidiaries of the Borrower.

                  GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under the Guaranty Agreement in the form of EXHIBIT 1.1(G)(1).

                  GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Banks.

                  HAZARDOUS SUBSTANCES shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any hazardous or solid waste, hazardous substance or chemical substance, as such terms are defined under the Resource Conservation and Recovery Act (42 U.S.C. Sections 4901 ET SEQ.), the comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Sections 2601 ET SEQ.) or any similar state law.

                  HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.7(i).

                  INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness.

                  INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  INSOLVENCY  PROCEEDING shall mean, with respect to any Person,
(a) a case,  action or  proceeding  with  respect to such  Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                  INTEREST PERIOD shall mean either a Committed Loan Interest Period or a Bid Loan Interest Period.

                  INTEREST RATE OPTION shall mean any Revolving Credit Euro-Rate Option, Bid Loan Euro-Rate Option, Bid Loan Fixed Rate Option or Revolving Credit Base Rate Option.

                  INTERIM STATEMENTS shall have the meaning assigned to that term in Section 5.1.7(i).

                  INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ISSUING BANK shall mean, with respect to a Letter of Credit, including any replacements therefor or extensions thereof, the Revolving Credit Bank which is the issuer thereof.

                  INVESTMENTS shall mean collectively all of the following with respect to any person: (i) investments or contributions by any of the Loan Paries or their Subsidiaries directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such person, (ii) loans by any of the Loan Parties or their Subsidiaries to such person, (iii) guaranties by any Loan Party or any Subsidiary of any Loan Party directly or indirectly of the obligations of such person, or (iv) other obligations, contingent or otherwise, of any Loan Party or any Subsidiary of any Loan Party to or for the benefit of such person. If the nature of an

Investment is tangible property then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties and such fair values shall be satisfactory to the Administrative Agent, in its sole discretion.

                  LABOR   CONTRACTS   shall  mean  all  employment   agreements,
employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.10.1.

                  LETTER OF CREDIT BORROWING shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.10.3.2.

                  LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.10.2.

                  LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii)  the  aggregate   amount  of  all  unpaid  and  outstanding   Reimbursement
Obligations.

                  LEVERAGE RATIO shall mean the ratio of Consolidated Debt (as the numerator) to Consolidated Capitalization (as the denominator), expressed as a percentage.

                  LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC  INTERESTS  shall have the  meaning  given to such term in
Section 5.1.2.

                  LOAN DOCUMENTS shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

                  LOAN PARTIES shall mean the Borrower and the Guarantors.

                  LOAN REQUEST shall mean either a Bid Loan Request or a Committed Loan Request.

                  LOANS shall mean collectively and LOAN shall mean separately all Revolving Credit Loans, Swing Loans and Bid Loans or any Revolving Credit Loan, Swing Loan or Bid Loan.

                  MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of any Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  MERGER shall mean the merger of Ashland Coal, Inc., a Delaware corporation, with and into AMC Merger Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Borrower, with Ashland Coal, Inc. as the surviving entity of such transaction, all in accordance with the Merger Agreement and the other Merger Documents.

                  MERGER AGREEMENT shall mean that certain Agreement and Plan of Merger, dated as of April 4, 1997, by and among Ashland Coal, Inc., Arch Mineral Corporation and AMC Merger Corporation.

                  MERGER DOCUMENTS shall mean the Merger Agreement and all other agreements, consents, articles of merger, resolutions, approvals, licenses, assignments, certificates, deeds, assumption agreements, instruments, registrations or filings with the SEC and other documents in connection with or relating to the Merger, as the same may hereafter be amended from time to time.

                  MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  MOODY'S shall mean Moody's Investors Service, Inc. and its successors.

                  MORGAN shall mean Morgan Guaranty Trust Company of New York, its successors and assigns.

                  MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  NOTES shall mean the Revolving Credit Notes, Swing Loan Notes and Bid Notes, if any.

                  NOTICES  shall  have  the  meaning  assigned  to that  term in
Section 10.6.

                  OBLIGATION shall mean any obligation or liability of any of the Loan Parties to any Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document.

                  OFFERED AMOUNT shall have the meaning assigned to such term in
Section 2.9.2.

                  OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  PARTICIPATION ADVANCE shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.10.4.

                  PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 5.1.2.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 7.2.3.

                  PERMITTED LIENS shall mean:

                  (i)     Liens for  taxes,  assessments, or  similar   charges,
incurred in the ordinary course of business and which are not yet due and payable;

                  (ii)    Pledges  or  deposits  made in the ordinary  course of
business to secure payment of reclamation liabilities, worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (it being understood that any appeal or similar bond (other than such a bond required pursuant to applicable Law to secure in the ordinary course payment of worker's compensation or reclamation liabilities) in an amount exceeding $50,000,000 shall not be in the ordinary course of business);

                  (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital or operating leases (in either case, as the nature of such lease is determined in accordance with GAAP) securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                  (vii)   Purchase Money Security Interests; and

                  (viii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not in the aggregate materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                        (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, PROVIDED that
            the  applicable   Loan  Party
            maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                        (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                        (3)  Claims  or  Liens   of  mechanics,    materialmen,
            warehousemen, carriers, or other statutory nonconsensual Liens; or

                        (4) Liens resulting from judgments or orders described in Section 8.1.6.

                  PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

                  PORT BOND shall mean collectively, those certain Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project), Series 1987-A, B, C and D Bonds issued by Peninsula Ports Authority of Virginia, a political subdivision of the Commonwealth of Virginia, in the face amount of $89,600,000, together with any renewals thereof or replacements therefor so long as the face amount thereof is not in excess of $89,600,000.

                  POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  PRINCIPAL OFFICE shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

                  PRIVATE PLACEMENT AGREEMENTS shall mean collectively, (a) that certain Note Agreement for $50,000,000 of 7.79% Senior Notes of Arch Mineral Corporation, due January 31, 2003, as amended, (b) that certain Note Agreement for $52,900,000 of 9.66% Senior

Notes of Ashland Coal, Inc., due May 15, 2006, as amended, and (c) that certain Note Agreement for $100,000,000 of 9.78% Senior Notes of Ashland Coal, Inc., due September 15, 2000, as amended.

                  PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                  PURCHASING BANK shall mean a Revolving Credit Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  RATABLE SHARE shall mean the proportion that a Revolving Credit Bank's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitments) of all of the Revolving Credit Banks.

                  REGULATED SUBSTANCES shall mean any substance, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                  REGULATION U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.10.3.2.

                  REPORTABLE  EVENT shall mean a reportable  event  described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  REQUESTED AMOUNT shall have the meaning assigned to such term in Section 2.9.1.

                  REQUIRED BANKS shall mean

                  (A) if there are no Revolving Credit Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Required Banks shall mean Revolving Credit Banks whose Commitments (excluding the Swing Loan Commitments) aggregate at least 51% of the Commitments (excluding the Swing Loan Commitments) of all of the Banks, or

                  (B) if   there  are  Revolving  Credit  Loans,   Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, Required Banks shall mean:

                        (i) prior to a termination of the Commitments hereunder pursuant to Section 8.2.1 or 8.2.2, any Revolving Credit Bank or group of Revolving Credit Banks if the sum of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Revolving Credit Banks then outstanding aggregates at least 51% of the total principal amount of all of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding; and

                        (ii) after the earlier of the date on which the Commitments are terminated hereunder pursuant to Section 8.2.1 or 8.2.2 or the date on which Revolving Credit Loans or any other Indebtedness of the Borrower to the Revolving Credit Banks shall have become due and payable pursuant to such Sections, "Required Banks" shall mean Banks whose outstanding Revolving Credit Loans and Ratable Share in the face amount of outstanding Letters of Credit and Reimbursement Obligations aggregate at least 51% of the total principal amount of all of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Issuing Bank and not a participating Revolving Credit Bank if such Revolving Credit Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Revolving Credit Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  REQUIRED SHARE shall have the meaning assigned to such term in
Section 4.7.

                  REVOLVING CREDIT BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a "Revolving Credit Bank."

                  REVOLVING CREDIT BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

                  REVOLVING CREDIT COMMITMENT shall mean, as to any Revolving Credit Bank at any time, the amount initially set forth opposite its name on
SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Revolving Credit Banks.

                  REVOLVING CREDIT EURO-RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

                  REVOLVING CREDIT LOANS shall mean collectively and REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Revolving Credit Banks or one of the Revolving Credit Banks to the Borrower pursuant to Section 2.1 or 2.10.3. A Bid Loan is not a Revolving Credit Loan, except that it will be treated as a Revolving Credit Loan following a termination of the Commitments hereunder pursuant to Section 8.2.1 or 8.2.2 as provided in Section 8.3.

                  REVOLVING CREDIT NOTE shall mean any Revolving Credit Note of the Borrower in the form of EXHIBIT 1.1(R) issued by the Borrower at the request of a Bank pursuant to Section 4.6 evidencing the Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  REVOLVING FACILITY USAGE shall mean at any time the sum of the Revolving Credit Loans outstanding, the Bid Loans outstanding, the Swing Loans outstanding and the Letters of Credit Outstanding.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  SETTLEMENT DATE shall mean each Business Day on which the Administrative Agent effects settlement pursuant to Section 4.7.

                  SIGNIFICANT SUBSIDIARY shall mean any Subsidiary of Borrower which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of the Borrower and its Subsidiaries, in either case, as determined and consolidated in accordance with GAAP.

                  STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                  SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  SUBSIDIARY SHARES shall have the meaning assigned to that term in Section 5.1.2.

                  SUPERMAJORITY REQUIRED BANKS shall mean:

                  (A) if there are no Revolving Credit Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Supermajority Required Banks shall mean Revolving Credit Banks whose Commitments (excluding the Swing Loan Commitments) aggregate at least 80% of the Commitments (excluding the Swing Loan Commitments) of all of the Banks, or

                  (B) if   there  are  Revolving  Credit  Loans,   Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, Supermajority Required Banks shall mean:

                        (i) prior to a termination of the Commitments hereunder pursuant to Section 8.2.1 or 8.2.2, any Revolving Credit Bank or group of Revolving Credit Banks if the sum of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Revolving Credit Banks then outstanding aggregates at least 80 % of the total principal amount of all of the Committed Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding; and

                        (ii) after the earlier of the date on which the Commitments are terminated hereunder pursuant to Section 8.2.1 or 8.2.2 or the date on which Revolving Credit Loans or any other Indebtedness of the Borrower to the Revolving Credit Banks shall have become due and payable pursuant to such Sections, "Supermajority Required Banks" shall mean Banks whose outstanding
Revolving Credit Loans and Ratable Share in the face amount of outstanding Letters of Credit and Reimbursement Obligations aggregate at least 80% of the total principal amount of all of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Issuing Bank and not a participating Revolving Credit Bank if such Revolving Credit Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Revolving Credit Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  SWING LOAN COMMITMENT shall mean PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.4 hereof, in an aggregate principal amount up to $ 25,000,000.

                  SWING LOAN NOTE shall mean the Swing Loan Note of the Borrower in the form of EXHIBIT 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  SWING LOAN REQUEST shall mean a request for Swing Loans made in accordance with Section 2.4.2 hereof.

                  SWING LOANS shall mean collectively and SWING LOAN shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.5.

                  SYNDICATION DATE shall mean a date after the Closing Date which is selected by the Administrative Agent and notice of which is given by the Administrative Agent to the Borrower at least five (5) Business Days prior thereto.

                  TRANSFEROR BANK shall mean the selling Revolving Credit Bank pursuant to an Assignment and Assumption Agreement.

            1.2.    CONSTRUCTION.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                     1.2.1     NUMBER; INCLUSION.

                        references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                     1.2.2     DETERMINATION.

                        references to "determination" of or by the Administrative Agent or the Banks shall be deemed to include good-faith estimates by the Administrative Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                     1.2.3     ADMINISTRATIVE AGENT'S DISCRETION AND CONSENT.

                        whenever the Administrative Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                     1.2.4     DOCUMENTS TAKEN AS A WHOLE.

                        the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                     1.2.5     HEADINGS.

                        the  section  and  other  headings   contained  in  this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                     1.2.6     IMPLIED REFERENCES TO THIS AGREEMENT.

                        article,  section,  subsection,   clause,  schedule  and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                     1.2.7     PERSONS.

                        reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                     1.2.8     MODIFICATIONS TO DOCUMENTS.

                        reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                     1.2.9     FROM, TO AND THROUGH.

                        relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                     1.2.10    SHALL; WILL.

                        references to "shall" and "will" are intended to have the same meaning.

            1.3.   ACCOUNTING PRINCIPLES.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.7(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in
Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.


                  2. REVOLVING CREDIT AND SWING LOAN FACILITIES

            2.1.   REVOLVING CREDIT COMMITMENTS.

                     2.1.1     REVOLVING CREDIT LOANS.

                        Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Credit Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that (subject to Section 2.9.1 with respect to taking into account outstanding Bid Loans) after giving effect to such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Revolving Credit Bank shall not exceed such Revolving Credit Bank's Revolving Credit Commitment minus such Revolving Credit Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this
Section 2.1.
                                       22

                     2.1.2     SWING LOAN COMMITMENT.

                        Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PNC Bank agrees to make Swing Loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of $25,000,000 (the "Swing Loan Commitment"), provided that the Revolving Facility Usage, at any time, shall not exceed the Revolving Credit Commitments of all the Revolving Credit Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this
Section 2.1.2.

            2.2. NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.

            Each Revolving Credit Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests, Etc.] in accordance with its Ratable Share. The aggregate of each Revolving Credit Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letters of Credit Outstanding. The obligations of each Revolving Credit Bank hereunder are several. The failure of any Revolving Credit Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Revolving Credit Bank to perform its obligations hereunder. The Revolving Credit Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

            2.3.    REVOLVING CREDIT FACILITY FEE.

            Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate computed (on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the amount of such Revolving Credit Bank's Revolving Credit Commitment as the same may be constituted from time to time. All Facility Fees shall be payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Loans.

            2.4.     REVOLVING CREDIT LOAN REQUESTS; SWING LOAN REQUESTS.

                     2.4.1     REVOLVING CREDIT LOAN REQUESTS.

                        Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Revolving Credit Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Revolving Credit Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Revolving Credit Base Rate Option applies or the last day of the preceding Committed Loan Interest Period with respect to the conversion to the Revolving Credit Base Rate Option for any Revolving Credit Loan, of a duly completed Committed Loan Request therefor substantially in the form of EXHIBIT 2.4.1 or a Committed Loan Request by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Committed Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of $500,000 and not less than the lesser of $5,000,000 or the maximum amount available for Borrowing Tranches to which the Revolving Credit Base Rate Option applies; (iii) whether Revolving Credit Euro-Rate Option or Revolving Credit Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Revolving Credit Euro-Rate Option applies, an appropriate Committed Loan Interest Period for the Loans comprising such Borrowing Tranche.

                     2.4.2     SWING LOAN REQUESTS.

                        Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank, to make a Swing Loan by delivery to PNC Bank, not later than 2:00 p.m. Pittsburgh time, on the proposed Borrowing Date of a duly completed request therefor substantially in the form of EXHIBIT 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date, (ii) the term of the proposed Swing Loan, which shall be no less than one day and no longer than three days, and
(iii) the principal amount of such Swing Loan, which shall be not less than $1,000,000 and shall be an integral multiple of $100,000.

            2.5.    MAKING  REVOLVING  CREDIT  LOANS  AND  SWING LOANS AND SWING
                    NOTES.

            The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests, Etc.], notify the Revolving Credit Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Revolving Credit Banks of such Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Banks' Obligations, Etc.]. Each Revolving Credit Bank shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Revolving Credit Banks have made funds available to it for such purpose and subject to Section 6.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, PROVIDED that if any Revolving Credit Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Revolving Credit Bank on such Borrowing Date, and such Revolving Credit Bank shall be subject to the repayment obligation in
Section 9.16 [Availability of Funds].

                     2.5.1     MAKING SWING LOANS.

                        PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., Pittsburgh time, on the Borrowing Date.

            2.6.    SWING LOAN NOTE.

            The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as EXHIBIT 1.1(S) payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment of PNC Bank.

            2.7.    USE OF PROCEEDS.

            The proceeds of the Loans shall be used to refinance all principal, interest, fees, obligations and other amounts outstanding under the Existing Credit Facilities, for general corporate purposes and in accordance with Section
7.1.9 [Use of Proceeds]. Notwithstanding any provision of this Agreement to the contrary, no proceeds of any Loan shall be used by nor shall any Letter of Credit be issued for the benefit or the use of, directly or indirectly, any Significant Subsidiary or any Subsidiary of any Significant Subsidiary which Significant Subsidiary is not a party to the Guaranty Agreement until such time as such Significant Subsidiary has joined the Guaranty Agreement in accordance with Section 10.18 [Joinder of Guarantors].

            2.8.    BORROWINGS TO REPAY SWING LOANS.

            PNC Bank may, at its option,  exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Revolving Credit Bank shall make available to the Administrative Agent, on behalf of PNC Bank, an amount equal to such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, PROVIDED that no Revolving Credit Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate and shall be deemed to have been properly requested in accordance with Section 2.4.1 without regard to any of the requirements of that provision. PNC Bank shall provide notice to all of the Revolving Credit Banks (which may be telephonic or written notice by letter, facsimile or telex) of the amount of such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus accrued interest thereon, to be made available to the Administrative Agent on behalf of PNC Bank under this Section 2.8. The Administrative Agent shall promptly provide to each Revolving Credit Bank notice of the apportionment thereof among the Revolving Credit Banks, and the Revolving Credit Banks shall be unconditionally obligated to fund such amount (whether or not the conditions specified in Section 2.4.1 are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m., Pittsburgh time, on the Business Day next after the date the Revolving Credit Banks receive such notice of apportionment from the Administrative Agent.

            2.9.    BID LOAN FACILITY.

                     2.9.1     BID LOAN REQUESTS.

                        Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request that the Revolving Credit Banks make Bid Loans by delivery to the Administrative Agent not later than 10:00 a.m., Pittsburgh time, of a duly completed request therefor substantially in the form of EXHIBIT 2.9.1 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Bid Loan Request") at least one (1) Business Days prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Fixed Rate Bid Loans and four (4) Business Days prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Euro-Rate Bid Loans. The Administrative Agent may rely on the authority of any individual making a telephonic request referred to in the preceding sentence without the necessity of receipt of written confirmation. Each Bid Loan Request shall be irrevocable and shall specify (i) the proposed Bid Loan Borrowing Date, (ii) whether Borrower is electing the Bid Loan Fixed Rate Option or the Bid Loan Euro-Rate Option, (iii) the term of the proposed Bid Loan (the "Bid Loan Interest Period"), which may be no less than 7 day(s) and no longer than 270 days if Borrower is requesting a Fixed Rate Bid Loan and one, two, three or six months (or nine months, if available) if Borrower is requesting a Euro-Rate Bid Loan, and (iv) the maximum principal amount (the "Requested Amount") of such Bid Loan, which shall be not less than $5,000,000 and shall be an integral multiple of $1,000,000. After giving effect to such Bid Loan and any other Loan made on or before the Bid Loan Borrowing Date, the aggregate amount of all Revolving Credit Loans, Swing Loans and Bid Loans outstanding plus the Letter of Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Banks. There shall be at least one Business Day between each Bid Loan Borrowing Date. There shall be no requests for Bid Loans nor any Bid Loans made until the Business Day following the Syndication Date.

                     2.9.2     BIDDING.

                        The Administrative Agent shall promptly after receipt by it of a Bid Loan Request pursuant to Section 2.9.1 notify the Revolving Credit Banks of its receipt of such Bid Loan Request specifying (i) the proposed Bid Loan Borrowing Date, (ii) whether the proposed Bid Loan shall be a Fixed Rate Bid Loan or a Euro-Rate Bid Loan, (iii) the Bid Loan Interest Period and
(iv) the principal amount of the proposed Bid Loan. Each Revolving Credit Bank may submit a bid (a "Bid") to the Administrative Agent not later than 10:00 a.m., Pittsburgh time, on the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan or three (3) Business Days before the proposed Bid Loan Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan by telephone (immediately confirmed in writing by letter, facsimile or telex). Each Bid shall specify: (A) the principal amount of proposed Bid Loans offered by such Revolving Credit Bank (the "Offered Amount") (such Bid Loans may be funded by such Revolving Credit Bank's Designated Lender as provided in Section 2.9.4; however, such Revolving Credit Bank shall not be required to specify in its Bid whether such Bid Loans will be funded by such Designated Lender) which (i) may be less than, but shall not exceed, the Requested Amount, (ii) shall be at least $5,000,000 and shall be an integral multiple of $1,000,000 and (iii) may exceed such Revolving Credit Bank's Revolving Credit Commitment, and (B) the Fixed Rate which shall apply to such proposed Bid Loan if Borrower has requested a Fixed Rate Bid Loan or the Euro-Rate Bid Loan Spread which shall apply to such proposed Bid Loan if Borrower has requested a Euro-Rate Bid Loan. If any Bid omits information required hereunder, the Administrative Agent may in its sole discretion attempt to notify the Revolving Credit Bank submitting such Bid. If the Administrative Agent so notifies a Revolving Credit Bank, such Revolving Credit Bank may resubmit its Bid provided that it does so prior to time set forth in this Section 2.9.2 above by which such Revolving Credit Bank is required to submit its Bid to the Administrative Agent. The Administrative Agent shall promptly notify the Borrower of the Bids which it timely received from the Revolving Credit Banks. If the Administrative Agent in its capacity as a Revolving Credit Bank shall, in its sole discretion, make a Bid, it shall notify the Borrower of such Bid before 9:00 a.m., Pittsburgh time, on the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan on three (3) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan.

                     2.9.3     ACCEPTING BIDS.

                        The Borrower shall irrevocably accept or reject Bids by notifying the Administrative Agent of such acceptance or rejection by telephone (immediately confirmed in writing by letter, facsimile or telex) not later than 11:00 a.m., Pittsburgh time, on the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan and three (3) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan. If the Borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) the total amount which Borrower accepts from all Revolving Credit Banks must exceed $5,000,000 and be in integral multiples of $1,000,000 and may not exceed the aggregate Requested Amount; (2) the Borrower must accept Bids based solely on the amount of the Fixed

Rates or Euro-Rate Bid Loan Spreads, as the case may be, which each of the Revolving Credit Banks quoted in their Bids in ascending order of the amount of Fixed Rates or Euro-Rate Bid Loan Spreads; (3) the Borrower may not borrow Bid Loans from any Revolving Credit Bank (or such Revolving Credit Bank's Designated Lender) on the Bid Loan Borrowing Date in an amount exceeding such Bank's Offered Amount; (4) if two or more Banks make Bids at the same Fixed Rate (if Borrower Requested a Fixed Rate Bid Loan) or Euro-Rate Bid Loan Spread (if Borrower Requested a Euro-Rate Bid Loan) and the Borrower desires to accept a portion but not all of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, the Borrower shall accept a portion of each Bid equal to the product of the Offered Amount of such Bid times the fraction obtained by dividing the total amount of Bids which Borrower is accepting at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, by the sum of the Offered Amounts of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, PROVIDED that the Borrower shall round the Bid Loans allocated to each such Bank upward or downward as the Borrower may select to integral Multiples of $1,000,000. The Administrative Agent shall (i) promptly notify a Revolving Credit Bank that has made a Bid of the amount of its Bid that was accepted or rejected by the Borrower and (ii) as promptly as practical notify all of the Revolving Credit Banks which submitted Bids of all Bids submitted and those which have been accepted.

                     2.9.4     FUNDING BID LOANS.

                        Each Revolving Credit Bank whose Bid or portion thereof is accepted shall, or at its option shall cause its Designated Lender to, remit the principal amount of its Bid Loan to the Administrative Agent by 12:00 noon, Pittsburgh time, on the Borrowing Date. The Administrative Agent shall make such funds available to the Borrower on or before 1:00 p.m., Pittsburgh time, on the Borrowing Date provided that the conditions precedent to the making of such Bid Loan set forth in Section 6.2 have been satisfied not later than 10:00 a.m., Pittsburgh time, on the proposed Borrowing Date. If such conditions precedent have not been satisfied prior to such time, then (i) the Administrative Agent shall not make such funds available to the Borrower, (ii) the Bid Loan Request shall be deemed to be canceled and (iii) the Administrative Agent shall return the amount previously funded to the Administrative Agent by each applicable Bank no later than the next following Business Day. The Borrower shall immediately notify the Administrative Agent of any failure to satisfy the conditions precedent to the making of Bid Loans under Section 6.2. The Administrative Agent may assume that Borrower has satisfied such conditions precedent if the Borrower
(i) has delivered to the Administrative Agent the documents required to be delivered under Section 6.2, (ii) the Borrower has not notified the Administrative Agent that the Loan Parties have not satisfied any other conditions precedent, and (iii) the Administrative Agent has no actual notice of such a failure. Any Designated Lender which funds a Bid Loan shall on and after the time of such funding become the obligee under such Bid Loan and be entitled to receive payment thereof when due. A Revolving Credit Bank shall be relieved of its obligation to fund a Bid Loan upon the funding of such Bid Loan by its Designated Lender and not prior to such time.

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

                     2.9.5     SEVERAL OBLIGATIONS.

                        The obligations of the Revolving Credit Banks to make Bid Loans after their Bids have been accepted are several. No Revolving Credit Bank shall be responsible for the failure of any other Bank to make any Bid Loan which another Revolving Credit Bank has agreed to make.

                     2.9.6     BID NOTES.

                        The obligation of the Borrower to repay the aggregate unpaid principal amount of the Bid Loans made to it by each Revolving Credit Bank or its Designated Lender, as the case may be, together with interest thereon, shall be evidenced by a Bid Note dated as of the Closing Date payable to the order of such Revolving Credit Bank and a Bid Note dated as of the date of the applicable Designation Agreement in favor of the Designated Lender named in such Designation Agreement in a face amount equal to the aggregate Revolving Credit Commitments of all of the Banks.

                     2.9.7     PAYMENTS AND PREPAYMENTS.

                        The Borrower shall repay each Bid Loan on the last day of the Interest Period with respect to such Bid Loan. The Borrower may not prepay the Bid Loans.

            2.10.    LETTER OF CREDIT SUBFACILITY.

                     2.10.1    ISSUANCE OF LETTERS OF CREDIT.

                        Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Issuing Bank selected by the Borrower (with a copy to the Administrative Agent) a completed application and agreement for letters of credit in such form as the Issuing Bank may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Revolving Credit Banks set forth in this Section 2.8, the Issuing Bank will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date and provided that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $500,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

                     2.10.2    LETTER OF CREDIT FEES.

                        Subject to the terms and conditions of this Agreement, any Issuing Bank selected by the Borrower shall issue the requested Letter of Credit, provided that the

Borrower and such Issuing Bank agree in writing as to the letter of credit fronting fee (the "Fronting Fee") to be paid by the Borrower to such Issuing Bank with respect to each such Letter of Credit. The Borrower shall also pay to the Issuing Bank for the Issuing Bank's sole account the Issuing Bank's then-in-effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. The Borrower shall pay to the Administrative Agent for the ratable account of the Revolving Credit Banks a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate then in effect (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date.

                     2.10.3    DISBURSEMENTS, REIMBURSEMENT.

                               2.10.3.1    Immediately  upon  the  Issuance   of
each Letter of Credit, each Revolving Credit Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Revolving Credit Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                               2.10.3.2    In the event  of any  request  for  a
drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Administrative Agent. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") the Administrative Agent on behalf of the Issuing Bank prior to 12:00 noon, Pittsburgh time, on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Administrative Agent on behalf of the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Issuing Bank will promptly notify the Administrative Agent and each Revolving Credit Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Revolving Credit Banks under the Revolving Credit Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or the Issuing Bank pursuant to this Section 2.10.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                               2.10.3.3    Each Revolving Credit Bank shall upon
any notice pursuant to Section 2.10.3.2 make available to the Administrative Agent, on behalf of the Issuing Bank, an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Revolving Credit Banks shall (subject to Section 2.10.3.4) each be deemed to have made a Revolving Credit Loan under the Revolving Credit Base Rate Option to the Borrower in that amount. If any Revolving Credit Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Revolving Credit Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time, on the Drawing Date, then interest shall accrue on such Revolving Credit Bank's obligation to make such payment, from the Drawing Date to the date on which such Revolving Credit Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date; provided, however, that in the event that a Revolving Credit Bank does not timely receive notice in order to so fund its Ratable Share to the Administrative Agent prior to 2:00 p.m., Pittsburgh time, on the Drawing Date, interest, with respect to the Drawing Date only, shall not accrue as previously described in this sentence. The Issuing Bank will promptly give notice to the Administrative Agent and each other Revolving Credit Bank of the occurrence of the Drawing Date, but failure of the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Credit Bank to effect such payment on such date shall not relieve such Revolving Credit Bank from its obligation under this Section 2.10.3.3.

                               2.10.3.4    With respect  to   any   unreimbursed
drawing that is not converted into Revolving Credit Loans under the Revolving Credit Base Rate Option to the Borrower in whole or in part as contemplated by
Section 2.10.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 6.2 [Each Additional Loan or Letter of Credit] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Revolving Credit Base Rate Option. Each Revolving Credit Bank's payment to the Administrative Agent on behalf of the Issuing Bank pursuant to Section 2.10.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Revolving Credit Bank in satisfaction of its participation obligation under this Section 2.10.3.

                     2.10.4    REPAYMENT OF PARTICIPATION ADVANCES.

                               2.10.4.1    Upon  (and  only  upon)  receipt   by
the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Revolving Credit Bank has made a Participation Advance to the Administrative Agent, or
(ii) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Bank will pay to each Revolving Credit Bank, in the same funds as those received by the Administrative Agent on behalf of the Issuing Bank, the amount of such Revolving Credit Bank's Ratable Share of such funds, except the Administrative Agent shall retain the amount of the Ratable Share of such funds of any Revolving Credit Bank that did not make a Participation Advance in respect of such payment by the Issuing Bank.

                               2.10.4.2    If  any   Issuing    Bank   (or   the
Administrative Agent on behalf of any Issuing Bank) is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Issuing Bank or to the Administrative Agent on behalf of any Issuing Bank pursuant to Section 2.10.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Credit Bank shall, on demand of the Administrative Agent, on behalf of the Issuing Bank forthwith return to the Administrative Agent, on behalf of the Issuing Bank, the amount of its Ratable Share of any amounts so returned by Issuing Bank or by the Administrative Agent on behalf of the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Credit Bank to the Issuing Bank or to the Administrative Agent on behalf of the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                     2.10.5    DOCUMENTATION.

                        Each Loan Party agrees to be bound by the terms of the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, neither the Agents nor any Issuing Bank shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                     2.10.6    DETERMINATIONS TO HONOR DRAWING REQUESTS.

                        In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                     2.10.7    NATURE OF PARTICIPATION AND REIMBURSEMENT
                               OBLIGATIONS.

                        Each Revolving Credit Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.10.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.10.7 under all circumstances, including the following circumstances:

                              (i) any set-off, counterclaim, recoupment, defense
or other right which such Revolving Credit Bank may have against the Issuing Bank, either Agent, the Borrower or any other Person for any reason whatsoever;

                              (ii) the  failure  of any Loan  Party or any other
Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests, Etc.], 2.4.2 [Making Revolving Credit Loans] or
6.2 [Each Additional Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolving Credit Banks to make Participation Advances under Section 2.10.3;

                              (iii) any lack of  validity or  enforceability  of
any Letter of Credit;

                              (iv) the existence of any claim, set-off,  defense
or other right which any Loan Party or any Revolving Credit Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), either Agent, any Issuing Bank, or any Revolving Credit Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                               (v)  any draft,  demand,   certificate  or  other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

                              (vi)  payment by the Issuing Bank under any Letter
of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                              (vii)  any   adverse   change  in  the   business,
operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                              (viii) any breach of this  Agreement  or any other
Loan Document by any party thereto;

                              (ix)   the  occurrence   or   continuance   of  an
Insolvency Proceeding with respect to any Loan Party;

                               (x)   the  fact  that  an  Event of  Default or a
Potential Default shall have occurred and be continuing;

                              (xi)   the  fact  that  the Expiration  Date shall
have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                              (xii)  any   other   circumstance   or   happening
whatsoever, whether or not similar to any of the foregoing.

                     2.10.8    INDEMNITY.

                        In  addition  to  amounts payable as provided in Section
9.5 [Reimbursement and Indemnification of Agents by the Borrower], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agents and each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which any Agent or any Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of any Agent or an Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by an Issuing Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of an Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                     2.10.9    LIABILITY FOR ACTS AND OMISSIONS.

                        As between any Loan Party, each Issuing Bank and the Agents, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither any Agent nor any Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of any Issuing Bank or any Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agents' rights or powers hereunder or of any of the rights or powers hereunder of any Issuing Bank. Nothing in the preceding sentence shall: (x) relieve any Agent from liability for such Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence, or (y) relieve any Issuing Bank from liability for such Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                        In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by any Agent or any Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put any Agent or any Issuing Bank under any resulting liability to the Borrower or any other Bank.

            2.11.    EXTENSION BY BANKS OF THE EXPIRATION DATE.

                     2.11.1    REQUESTS; APPROVAL BY ALL BANKS.

                        Upon or promptly after delivery by the Borrower of the annual financial statements to be provided under Section 7.3.2 [Annual Financial Statements] for the fiscal year ending December 31, 1997 or any subsequent fiscal year, the Borrower may request a one-year extension of the Expiration Date by written notice to the Administrative Agent, (and the Administrative Agent shall promptly so notify the Revolving Credit Banks), and the Revolving Credit Banks agree to respond to the Borrower's request for an extension within sixty (60) days following receipt of the request ( each such sixty day period, an "Approval Period"); provided, however, that the failure of any Revolving Credit Bank to respond within such time period shall not in any manner constitute an agreement by such Revolving Credit Bank to extend the Expiration Date. If all Revolving Credit Banks elect to extend, the Expiration Date shall be extended for a period of one year. If one or more Revolving Credit Banks decline to extend or do not respond to Borrower's request, the provisions of
Section 2.11.2 shall apply.

                     2.11.2    APPROVAL BY REQUIRED BANKS.

                        In the event that one or more Revolving Credit Banks do not agree to extend the Expiration Date or do not respond to Borrower's request for an extension within the Approval Period (each a "Bank to be Terminated"), but the Supermajority Required Banks agree to such extension within the Approval Period then, on or before the last day of the applicable Approval Period, the Revolving Credit Banks which have agreed to such extension within the applicable Approval Period (each an "Extending Bank") may, with the prior written approval of the Borrower and the Administrative Agent, either (x) arrange to reduce the Commitments to the aggregate of the Commitments of the Extending Banks or (y) arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of each Bank to be Terminated and succeed to and assume the Commitments and all other rights, interests and obligations of each Bank to be Terminated under this Agreement and the other Loan Documents. Any such reduction of the Commitments to the aggregate of the Commitments of the Extending Banks shall be by an amendment to this Agreement and the other Loan Documents satisfactory to the Administrative Agent and each of the Extending Banks. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with Section 10.11 [Successors and Assigns], and (3) if any Committed Loans are outstanding under the Revolving Credit Euro-Rate Option or if any Bid Loans are outstanding to such Bank to be Terminated (or the Designated Lender of such Bank to be Terminated), then effective on the last day of the Interest Period with respect to such Loans. The Borrower shall pay all amounts due and payable to each Bank to be Terminated on the effective date of such Assignment and Assumption Agreement. In the event that any Agent shall become a Bank to be Terminated, the provisions of this Section 2.11 shall be subject to Section 9.14 [Successor Agent]. In the event that either (x) the aggregate Commitments have not been reduced to the aggregate of the Commitments of the Extending Banks or
(y) the Loans and Commitments of each Bank to be Terminated are not fully assigned and assumed pursuant to Section 2.11.2 on or before the last day of the applicable Approval Period, then the Expiration Date shall not be extended for any Bank.


                                3. INTEREST RATES

            3.1.    INTEREST RATE OPTIONS.

            The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans as selected by it from the Revolving Credit Base Rate Option or Revolving Credit Euro-Rate Option set forth below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Revolving Credit Loans accruing interest at a Revolving Credit Euro-Rate Option, and provided further that only the Revolving Credit Base Rate Option shall apply to the Swing Loans. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of each Bid Loan at the rate specified in the related Bid accepted by the Borrower with respect to which a Bid Loan is made. If at any time the designated rate applicable to any Loan exceeds such Bank's highest lawful rate, the rate of interest on such Loan shall be limited to such Bank's highest lawful rate.

                     3.1.1     REVOLVING CREDIT INTEREST RATE OPTIONS.

                        The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):

                              (i)   REVOLVING   CREDIT  BASE  RATE   OPTION:   A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                              (ii)   REVOLVING CREDIT EURO-RATE  OPTION:  A rate
per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                     3.1.2     RATE QUOTATIONS.

                        The Borrower may call the Administrative Agent on or before the date on which a Revolving Credit Loan Request is to be delivered to receive an indication of the rates then in effect as to Revolving Credit Loans, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Revolving Credit Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

                     3.1.3     CHANGE IN FEES OR INTEREST RATES.

                        If the Applicable Margin or Applicable Facility Fee Rate is increased or reduced with respect to any period for which the Borrower has already paid interest or Facility Fees, the Administrative Agent shall recalculate the additional interest or Facility Fees due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Administrative Agent of such increase or decrease, give the Borrower and the Revolving Credit Banks notice of such recalculation.

                               3.1.3.1      Any additional  interest or Facility
Fees due from the Borrower shall be paid to the Administrative Agent for the account of the Revolving Credit Banks on the next date on which an interest or fee payment is due; PROVIDED, HOWEVER, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest or Facility Fees shall be paid promptly after receipt of written request for payment from the Administrative Agent.

                               3.1.3.2      Any interest or Facility Fees refund
due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest or fee payment due date or, if the Loans have been repaid and the Revolving Credit Banks are no longer committed to lend under this Agreement, the Revolving Credit Banks shall pay the Administrative Agent for the account of the Borrower such interest or Facility Fee refund not later than five Business Days after written notice from the Administrative Agent to the Banks.

            3.2.     REVOLVING CREDIT LOANS INTEREST PERIODS.

            At any time when the Borrower shall select, convert to or renew a Revolving Credit Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Committed Loan Interest Period") during which such Interest Rate Option shall apply, such Committed Loan Interest Period to be one, two, three or six Months (or nine months, if available to all Banks); provided, however, that prior to the date which is the Business Day following the Syndication Date, all Revolving Credit Loans made shall be at the Revolving Credit Base Rate Option only. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Revolving Credit Euro-Rate Option:

                     3.2.1     ENDING DATE AND BUSINESS DAY.

                        any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                     3.2.2     AMOUNT OF BORROWING TRANCHE.

                        each Borrowing Tranche of Revolving Credit Loans to which the Euro-Rate Option applies shall be in integral multiples of $1,000,000 and not less than $5,000,000;

                     3.2.3     TERMINATION BEFORE EXPIRATION DATE.

                        the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                     3.2.4     RENEWALS.

                        in the case of the renewal of a Revolving Credit Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

            3.3.     INTEREST AFTER DEFAULT.

            To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                     3.3.1     LETTER OF CREDIT FEES, INTEREST RATE.

                        the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.10.2 [Letter of Credit Fees] or Section 3.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                     3.3.2     OTHER OBLIGATIONS.

                        each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                     3.3.3     ACKNOWLEDGMENT.

                        The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent. Upon the occurrence of an Event of Default, no Loan may be made, converted to or renewed under the Euro-Rate Option.

            3.4. EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                     3.4.1     UNASCERTAINABLE.

                        If, on any date on which a Euro-Rate would otherwise be determined with respect to Committed Loans or Bid Loans, the Administrative Agent shall have determined that:

                               (i)   adequate  and   reasonable   means  do  not
exist for ascertaining such Euro-Rate, or

                               (ii)   a   contingency    has   occurred    which
materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate,

then the Administrative Agent shall have the rights specified in Section 3.4.3.

                     3.4.2     ILLEGALITY; INCREASED COSTS; DEPOSITS NOT
                               AVAILABLE.

                        If at any time any Bank shall have determined that:

                               (i)    the  making,  maintenance  or  funding  of
any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official

Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                               (ii)    such Euro-Rate Option will not adequately
and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                               (iii)   after  making   all   reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the  Administrative  Agent and the Banks shall have the rights specified in
Section 3.4.3.

                     3.4.3     ADMINISTRATIVE AGENT'S AND BANK'S RIGHTS.

                        In the case of any event specified in Section 3.4.1 above, the Administrative Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Bank shall have later notified the Administrative Agent, of the Administrative Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the termination of Borrower's Bid Loan Request (without penalty) for such Loans if the Borrower has requested Bid Loans under the Bid Loan Euro-Rate Option and such notification shall be deemed to provide for the selection of, conversion to or renewal of the Revolving Credit Base Rate Option otherwise available with respect to such Loans if the Borrower has requested the Committed Loan Euro-Rate Option. If any Bank notifies the Administrative Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.5.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Revolving Credit Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Revolving Credit Base Rate Option otherwise available with respect to such Loan upon such specified date.

            3.5.    SELECTION OF INTEREST RATE OPTIONS.

            If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Revolving Credit Loans under the Revolving Credit Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period.

                                   4. PAYMENTS

            4.1.    PAYMENTS.

            All payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Revolving Credit Banks with respect to the Revolving Credit Loans and for the account of the lending Bank with respect to the Bid Loans, in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Banks (or applicable Bank, as the case may be) on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks (or applicable Bank, as the case may be) the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Banks (or applicable Bank, as the case may be). The Administrative Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

            4.2.    PRO RATA TREATMENT OF BANKS.

            Each borrowing of Revolving Credit Loans shall be allocated to each Revolving Credit Bank according to its Ratable Share (irrespective of the amount of Bid Loans outstanding), and each selection of, conversion to or renewal of any Interest Rate Option applicable to Revolving Credit Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Revolving Credit Loans or Facility Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Revolving Credit Banks with respect to the Revolving Credit Loans, shall (except as provided in Section 3.4.3 [Agents' and Bank's Rights] in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable, Etc.], 4.4 [Voluntary Prepayments] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Revolving Credit Loans outstanding from each Revolving Credit Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Revolving Credit Bank. Each borrowing of a Bid Loan shall be made according to the provisions in Section 2.9 hereof and each payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Bid Loans shall be made to the Banks in proportion to the amounts of such items due to such Banks. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.

            4.3.    INTEREST PAYMENT DATES.

            Interest on Committed Loans to which the Revolving Credit Base Rate applies shall be due and payable in arrears on the first Business Day of each July, October, January and April after the date hereof and on the Expiration Date or upon acceleration of the Loans. Interest on Committed Loans (other than Swing Loans) and Bid Loans to which the Euro-Rate Option applies and Bid Loans to which the Bid Loan Fixed Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day (and if applicable, the 180th day) of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

            4.4.     VOLUNTARY PREPAYMENTS.

                     4.4.1     RIGHT TO PREPAY.

                        The Borrower shall have the right at its option from time to time to prepay the Revolving Credit Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 below or in Section 4.5 [Additional Compensation in Certain Circumstances]):

                               (i)    at  any   time   with   respect   to   any
Revolving Credit Loan to which the Revolving Credit Base Rate Option applies,

                               (ii)   on  the  last  day  of   the    applicable
Interest Period with respect to Revolving Credit Loans to which a Euro-Rate Option applies,

                               (iii)  on the date specified  in a notice  by any
Revolving Credit Bank pursuant to Section 3.4 [Euro-Rate Unascertainable, Etc.] with respect to any Revolving Credit Loan to which a Euro-Rate Option applies.

                        Whenever the Borrower desires to prepay any part of the Revolving Credit Loans or Swing Loans, it shall provide a prepayment notice to the

Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m., Pittsburgh time, on the date of prepayment of Swing Loans setting forth the following information:

                  (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (y) the application of the prepayment between the Swing Loans and the Revolving Credit Loans; and

                  (z) the total principal amount of such prepayment, which shall not be less than $5,000,000 for any Revolving Credit Loan, and in increments of $1,000,000 above $5,000,000 and not less than $1,000,000 for Swing Loans, and in increments of $100,000 above $1,000,000.

                  All prepayment notices shall be irrevocable. The principal amount of the Revolving Credit Loans or Swing Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Revolving Credit Loans to which the Revolving Credit Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 [Agents' and Bank's Rights], if the Borrower prepays a Revolving Credit Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans to which the Revolving Credit Base Rate Option applies, then to Revolving Credit Loans to which the Revolving Credit Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Revolving Credit Banks under Section 4.5.2 [Indemnity]. Bid Loans can not be prepaid by the Borrower.

                     4.4.2     REPLACEMENT OF A BANK.

                        In the event any Bank (i) gives notice under Section 3.4 [Euro-Rate Unascertainable, Etc.] or Section 4.5.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans or Bid Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section 3.4 [Euro-Rate Unascertainable, Etc.] or 4.5.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans or Bid Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under
Section 4.5 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitment and any Bid Loan of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Administrative Agent and the Issuing Banks; PROVIDED, further, the remaining Banks shall have no obligation hereunder to increase their Commitments or provide the Bid Loan of such Bank. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section
9.14 [Successor Agent] and an Issuing Bank may only be replaced if all Letters of Credit issued by such Issuing Bank have expired or been terminated or replaced.

                     4.4.3     CHANGE OF LENDING OFFICE.

                        Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 [Illegality, Etc.] or 4.5.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of any Agent or any Bank provided in this Agreement.

                     4.4.4     VOLUNTARY REDUCTION OF COMMITMENTS.

                        The Borrower shall have the right, upon not less than five Business Days' written irrevocable notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of EXHIBIT 4.4.4 (a "Commitment Reduction Notice"). Any such reduction shall be in a minimum amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof, provided, that the Commitment may not be reduced below the sum of the aggregate principal amount of all Revolving Facility Usage. Each reduction of Commitments shall ratably reduce the Commitments of the Revolving Credit Banks.

            4.5.     ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                     4.5.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                        If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                               (i)   subjects  any  Bank to any tax or   changes
the basis of taxation with respect to this Agreement, the Committed Loans or the Bid Loans or payments by the Borrower of principal, interest, Facility Fees, or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Bank),

                               (ii)   imposes, modifies  or  deems    applicable
any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                               (iii)  imposes, modifies or deems applicable  any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, or the making, maintenance or funding of any part of the Committed Loans or the Bid Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                     4.5.2     INDEMNITY.

                        In  addition  to the  compensation  required  by Section
4.5.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option or the Bid Loan Fixed Rate Option) which such Bank sustains or incurs as a consequence of any

                               (i)    payment, prepayment, conversion or renewal
of any Loan to which a Euro-Rate Option or the Bid Loan Fixed Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                               (ii)   attempt   by  the   Borrower   to   revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests, Etc.], Section
2.4.2 [Swing Loan Requests], Section 2.9 [Bid

Loan Facility] or Section 3.1.3 [Interest Periods] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments], or

                               (iii)  default by the Borrower in the performance
or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Committed Loans or the Bid Loans, Facility Fees or any other amount due hereunder; or

                               (iv)   payment or  prepayment  of any Bid Loan on
a day other than the maturity date thereof (whether or not such payment or prepayment is mandatory or voluntary).

                        If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

            4.6.    NOTES.

            Upon the request of any Bank, the Revolving Credit Loans made by such Bank may be evidenced by a Revolving Credit Note in the form of EXHIBIT 1.1(R).

            4.7.    SETTLEMENT DATE PROCEDURES.

            In order to minimize the transfer of funds between the Revolving Credit Banks and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section
2.4 hereof during the period between Settlement Dates. Not later than 11:00 a.m., on each Settlement Date, the Administrative Agent shall notify each Revolving Credit Bank of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). Prior to 2:00 p.m., Pittsburgh time, on such Settlement Date, each Revolving Credit Bank shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Revolving Credit Bank its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.7 shall relieve the Revolving Credit Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2. The Administrative Agent may at any time for any reason whatsoever require each Revolving Credit Bank to pay immediately to the

Administrative Agent such Bank's Ratable Share of the outstanding Revolving Credit Loans, and each Revolving Credit Bank may at any time require the Administrative Agent to pay immediately to such Revolving Credit Bank its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.


                        5. REPRESENTATIONS AND WARRANTIES

            5.1.     REPRESENTATIONS AND WARRANTIES.

            The Borrower represents and warrants to the Agents and each of the Banks as follows:

                     5.1.1     ORGANIZATION AND QUALIFICATION.

                        Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                     5.1.2 SHARES OF BORROWER; SUBSIDIARIES; AND SUBSIDIARY SHARES.

                        SCHEDULE 5.1.2 states the name of each of the Borrower's
Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary
Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. SCHEDULE 5.1.2 also sets forth the jurisdiction of incorporation of the Borrower, its authorized capital stock (the "Borrower Shares") and the voting rights associated therewith. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Borrower Shares, Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Borrower Shares, Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Borrower Shares, Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 5.1.2.

                     5.1.3     POWER AND AUTHORITY.

                        Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. Each person party to the Merger Agreement has full power to enter into, execute, deliver and perform the Merger Agreement to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                     5.1.4     VALIDITY AND BINDING EFFECT.

                        This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. The Merger Agreement has been duly and validly executed and delivered by each person party thereto. The Merger has been consummated in accordance with the terms of the Merger Agreement. The Merger Agreement constitutes the legal, valid and binding obligation of each person party thereto, enforceable against each such person in accordance with the terms thereof, except to the extent that enforceability of the Merger Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law, affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                     5.1.5     NO CONFLICT.

                        Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party or the Merger Agreement by any person party thereto, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or in the case of the Merger Agreement, of any person party thereto or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any person party to the Merger Agreement or any Loan Party or any Subsidiary of any Loan Party is a party or by which any of the foregoing persons is bound or to which any of the foregoing persons is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any person party to the Merger Agreement or of any Loan Party or any Subsidiary of any Loan Party (other than Liens granted under the Loan Documents).

                     5.1.6     LITIGATION.

                        There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

                     5.1.7     FINANCIAL STATEMENTS.

                               (i)   HISTORICAL STATEMENTS.  The  Borrower   has
delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1996 (the "Annual Statements"). In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 1997 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                               (ii)   ACCURACY OF FINANCIAL STATEMENTS.  Neither
the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which could reasonably be expected to cause a Material Adverse Change. Since December 31, 1996, no Material Adverse Change has occurred.

                     5.1.8     USE OF PROCEEDS; MARGIN STOCK; SECTION 20
                               SUBSIDIARIES.

                               5.1.8.1     GENERAL.

                          The Loan  Parties  intend to use the  proceeds  of the
Loans in accordance with Sections 2.7 and 7.1.9.

                               5.1.8.2     MARGIN STOCK.

                          None of the Loan Parties nor any  Subsidiaries  of any
Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties nor any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                               5.1.8.3     SECTION 20 SUBSIDIARIES.

                          The Loan  Parties  do not  intend to use and shall not
use any portion of the proceeds of the Loans, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

                     5.1.9     FULL DISCLOSURE.

                          Neither this  Agreement  nor any other Loan  Document,
nor the Merger Agreement nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, financial condition or results of operations of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                     5.1.10    TAXES.

                          All  federal,  state,  local  and  other  tax  returns
required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

                     5.1.11    CONSENTS AND APPROVALS.

                          No   consent,    approval,    exemption,    order   or
authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 5.1.11, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 5.1.11. All consents, approvals, exemptions, orders or authorization of, or registration or filing with, any Official Body or any other Person as required by any Law or any agreement in connection with the execution, delivery and carrying out of the Merger in accordance with the Merger Agreement and the other Merger Documents have been obtained or made on or prior to the Closing Date, except as otherwise indicated on SCHEDULE 5.1.11.

                     5.1.12    NO EVENT OF DEFAULT; COMPLIANCE WITH
                               INSTRUMENTS.

                          No  event  has  occurred  and  is  continuing  and  no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                     5.1.13    INSURANCE.

                          No notice  has been given or claim made and no grounds
exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                     5.1.14    COMPLIANCE WITH LAWS.

                          The  Loan  Parties  and  their   Subsidiaries  are  in
compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.18 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so would not constitute a Material Adverse Change.

                     5.1.15    INVESTMENT COMPANIES; REGULATED ENTITIES.

                          None of the Loan  Parties or any  Subsidiaries  of any
Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                     5.1.16    PLANS AND BENEFIT ARRANGEMENTS.

                               (i)   The Borrower and each  other  member of the
ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                               (ii)   No  event  requiring   notice  to the PBGC
under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                               (iii)  Neither the  Borrower nor any other member
of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                     5.1.17    EMPLOYMENT MATTERS.

                        Each of the Loan Parties and each of their Subsidiaries is in substantial compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.

                     5.1.18    ENVIRONMENTAL MATTERS.

                       The Loan Parties and their Subsidiaries are and have been in substantial compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change. Neither any property of any Loan Party or any Subsidiary of any Loan Party nor their respective operations conducted thereon violates any order of any court of governmental authority made pursuant to Environmental Laws except for noncompliance with respect thereto which could not reasonably be expected to result in a Material Adverse Change . There are no threatened or pending Environmental Claims against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change. Neither any Loan Party nor any Subsidiary of any Loan Party has received any notice from any governmental or regulatory authority regarding actual or contingent liability in connection with any release or threatened release of any Hazardous Substance into the environment which actual or contingent liability could reasonably be expected to result in a Material Adverse Change.

                     5.1.19    SENIOR DEBT STATUS.

                        The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

            5.2.     CONTINUATION OF REPRESENTATIONS.

            The  Borrower  makes  the  representations  and  warranties  in this
Section 5 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 6.1 and 6.2.

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


           6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

      The obligation of each Bank to make Loans and of the Issuing Bank to issue Letters of Credit hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

            6.1.     FIRST LOANS AND LETTERS OF CREDIT.

            On the Closing Date:

                     6.1.1     OFFICER'S CERTIFICATE.

                        The representations and warranties of the Borrower contained in Section 5 and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Closing Date (with each such representation and warranty to be made after giving effect to the consummation of the Merger) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate of the Borrower dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect.

                     6.1.2     SECRETARY'S CERTIFICATE.

                        There shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                               (i)    all action  taken  by  each  Loan Party in
connection with this Agreement and the other Loan Documents;

                               (ii)   the  names of  the   officer  or  officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and

                               (iii)  in the case of the Borrower, copies of its
organizational documents, including its certificate of incorporation and bylaws as in effect on the Closing Date and in the case of the certificate of incorporation certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation and the state of its principal place of business.

                     6.1.3     DELIVERY OF GUARANTY AGREEMENTS.

                        The Guaranty Agreement shall have been duly executed and delivered to the Administrative Agent for the benefit of the Banks.

                     6.1.4     OPINION OF COUNSEL.

                        There shall be delivered to the Administrative Agent for the benefit of each Bank a written opinion of Jeffry N. Quinn, the General Counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel:

                               (i)   as to  the  matters  set  forth  in EXHIBIT
6.1.4; and

                               (ii)  as to such  other  matters  incident to the
transactions contemplated herein as the Administrative Agent may reasonably request.

                     6.1.5     LEGAL DETAILS.

                        All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents and the Merger Agreement and the Merger Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                     6.1.6     PAYMENT OF FEES.

                        The Borrower shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agents and the Banks are entitled to be reimbursed.

                     6.1.7     CONSENTS.

                        All material consents required to effectuate the transactions contemplated by the Loan Documents and by the Merger Agreement and the other Merger Documents shall have been obtained, except for those consents disclosed on Schedule 5.1.11.

                     6.1.8     OFFICER'S CERTIFICATE REGARDING MACS.

                        Since December 31, 1996, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of the Borrower (other than those changes in management of the Borrower in connection with the Merger as described in the Form S-4 of Arch Mineral Corporation, dated May 30, 1997, as filed with the
SEC); and there shall have been delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect.

                     6.1.9     NO VIOLATION OF LAWS.

                        The making of the Loans, the issuance of the Letters of Credit and the consummation of the Merger and of the transactions contemplated by the Merger Documents shall not contravene any Law applicable to any Loan Party or any of the Banks.

                     6.1.10    NO ACTIONS OR PROCEEDINGS.

                        No  action,  proceeding,  investigation,  regulation  or
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents, the Merger, the Merger Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                     6.1.11    MERGER.

                        The Merger shall have been consummated in accordance with the terms of the Merger Agreement, and an Authorized Officer of the Borrower shall certify the foregoing to the Administrative Agent for the benefit of each Bank. The Borrower shall have delivered to the Administrative Agent the Certificate of Merger as filed by the Borrower with the Secretary of State of the State of Delaware as certified by the Secretary of State of the State of Delaware, evidencing the consummation of the Merger.

                     6.1.12    FINANCIAL PROJECTIONS; CLOSING DATE BALANCE
                               SHEET.

                        The Borrower shall have provided to the Banks pro-forma financial projections (the "Financial Projections") for the five year period following the Closing Date, including a balance sheet and statement of income, with all such Financial Projections to be satisfactory in form and substance to the Required Banks.

                     6.1.13    PAYOFF OF EXISTING INDEBTEDNESS.

                        On or before the Closing Date,  the Borrower shall have:
(x) repaid all Indebtedness, obligations, fees, interest, principal, and all other amounts owing under the Existing Credit Facilities, (y) obtained releases and shall have terminated of record all Liens with respect to the Existing Credit Facilities, and (z) terminated the Existing Credit Facilities and all commitments to make loans or issue Letters of Credit thereunder, and the Borrower shall have provided evidence of all of the foregoing to the Required Banks to the satisfaction of the Required Banks in their sole discretion.

            6.2.    EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

            At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrower contained in Section 5 and of the Loan Parties in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Banks; and the Borrower shall have delivered to the Administrative Agent, (and either each Issuing Bank, in the case of or request for a Letter of Credit, and PNC Bank in the case of a request for a Swing Loan) a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

            6.3.     SYNDICATION.

                     6.3.1     SYNDICATION DATE REPRESENTATIONS AND
                               WARRANTIES.

                  (a) On the Syndication Date, the representations and warranties of the Borrower contained in Article 5 and in the other Loan Documents shall be true with the same effect as though such representations and warranties had been made on such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof, and no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

                  (b) On the Syndication Date, the Loan Parties shall deliver to the Administrative Agent for the benefit of the Banks (a) an Officer's Certificate dated as of the Syndication Date with respect to the matters set forth in Sections 6.3.1(a), (b) a Secretary's Certificate dated as of the Syndication Date with respect to the matters set forth in Section 6.1.2 and stating that there have been no changes in the charter documents or bylaws of the Borrower or any other Loan Party since the Closing Date, (c) Revolving Credit Notes and Bid Notes dated as of the Syndication Date which give effect to the syndication on the Syndication Date of the Revolving Credit Commitments of the Revolving Credit Banks which originally executed the Credit Agreement in exchange for the original Revolving Credit Notes and Bid Notes issued to such Banks, (d) written opinions of the counsel to the Loan Parties identified in
Section 6.1.4 with respect to such matters as the Administrative Agent may request, and (e) acknowledgments dated as of the Syndication Date to the Loan Documents in form and substance satisfactory to the Administrative Agent.

                     6.3.2     SYNDICATION COOPERATION.

                        The Borrower will use all reasonable efforts to assist the Agents in syndicating the credit facilities, including participating in meetings with potential syndicate members.


                                  7. COVENANTS

            7.1.    AFFIRMATIVE COVENANTS.

            The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall and shall cause each of its Subsidiaries to comply at all times with the following affirmative covenants:

                    7.1.1     PRESERVATION OF EXISTENCE, ETC.

                        The   Borrower   shall  and  shall  cause  each  of  its
Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.3 [Liquidations, Mergers, Etc.].

                     7.1.2     PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                        The Borrower shall and shall cause each of its Subsidiaries to, duly pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any Subsidiary of the Borrower, PROVIDED that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings.

                     7.1.3     MAINTENANCE OF INSURANCE.

                        The Borrower shall and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

                     7.1.4     MAINTENANCE OF PROPERTIES AND LEASES.

                        The Borrower shall and shall cause each of its Subsidiaries to, maintain and preserve all of its respective properties, necessary or useful in the proper conduct of the business of the Borrower or such Subsidiary of the Borrower, in good working order and condition, ordinary wear and tear excepted.

                     7.1.5     VISITATION RIGHTS.

                        The Borrower shall and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Revolving Credit Banks to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Revolving Credit Banks may reasonably request, PROVIDED that each Revolving Credit Bank shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Revolving Credit Bank desires to conduct an audit of the Borrower or any Subsidiary of the Borrower, such Revolving Credit Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

                     7.1.6     KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                        The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                     7.1.7     PLANS AND BENEFIT ARRANGEMENTS.

                        The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                     7.1.8     COMPLIANCE WITH LAWS.

                        The Borrower shall and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 7.1.8 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall and shall cause each of its Subsidiaries to comply with all Environmental Permits applicable to their respective operations and properties; obtain and renew all Environmental Permits necessary for their respective operations and properties; and manage, use and handle all Hazardous Substances in compliance with all applicable Environmental Laws, in each case, except for such non-compliance which would not or could not reasonably be expected to have a Material Adverse Change.

                     7.1.9     USE OF PROCEEDS.

                        The Borrower will use the Letters of Credit and the proceeds of the Loans only for (i) general corporate purposes and for working capital, or (ii) to repay all Indebtedness (including, without limitation, all interest, principal, fees, all obligations and other amounts due and owing) and terminate all commitments under the Existing Credit Facilities. The Borrower's use of the Letters of Credit and the proceeds of the Loans shall not be for any purpose which contravenes any applicable Law or any provision hereof.

                     7.1.10    OPERATION OF MINES.

                        The Borrower shall and shall cause each of its Subsidiaries to operate their mines in all material respects in accordance with sound coal mining practices and all applicable Federal, state and local laws, rules and regulations, including, without limitation, laws and regulations relating to land reclamation, pollution control and mine safety.

                     7.1.11    REPAYMENT OF CERTAIN INDEBTEDNESS.

                        The Borrower shall cause all outstanding principal, interest, fees, and all other amounts due and owing under that certain Note Agreement for $52,900,000 of 9.66% Senior Notes of Ashland Coal, Inc., due May 15, 2006, as amended and under that certain Note Agreement for $100,000,000 9.78% Senior Notes of Ashland Coal, Inc., due September 15, 2000, as amended, to be repaid in the event the lenders thereunder required to consent to the "Change of Control", as defined in such note agreements, shall have not granted such consent in accordance with the terms of such note agreements on or before September 1, 1997.

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

            7.2.     NEGATIVE COVENANTS.

            The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Borrower shall and shall cause each of its Subsidiaries to comply with the following negative covenants:

                     7.2.1     INDEBTEDNESS.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                               (i)    Indebtedness under the Loan Documents; and

                               (ii)   additional Indebtedness of the Borrower or
any Loan Party so long as, both before and after giving effect to any proposed additional Indebtedness:

                                    (y)  the Borrower and its Subsidiaries shall
be in compliance with Section 7.2.10 [Maximum Leverage Ratio] and Section 7.2.11 [Minimum Interest Coverage Ratio], determined on a pro forma basis (in the case of the Interest Coverage Ratio, as of the end of the calendar quarter most recently ended and in the case of both the Interest Coverage Ratio and the
Leverage Ratio, as if such proposed additional Indebtedness were then outstanding), and

                                    (z)  the  covenants and defaults applicable
in respect of such proposed additional Indebtedness (other than the financial covenants included in the Private Placement Agreements on the Closing Date, without any further amendment thereto to make such covenants more restrictive, which amendment is expressly prohibited) are not, taken as a whole, materially more restrictive with respect to the Borrower and its Subsidiaries than the covenants and defaults under this Agreement;

                     7.2.2     LIENS.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens so long as the aggregate amount of all payments by any such person in respect of all operating leases which subject the assets of the Borrower or any of its Subsidiaries to any Permitted Lien (as the type of such lease and the amount of such payments would be determined under GAAP) and all Indebtedness secured by such Permitted Liens does not at any time exceed the greater of (i) $125,000,000, or (ii) the amount equal to five percent (5%) of the total assets of the Borrower and its Subsidiaries, as determined and consolidated in accordance with GAAP.



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

                     7.2.3     LIQUIDATIONS, MERGERS, CONSOLIDATIONS,
                               ACQUISITIONS.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                        (1) any Subsidiary of the Borrower may consolidate or merge into any other Subsidiary of the Borrower, and

                        (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                               (i)   the  board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition;

                               (ii)  the   business  acquired,  or the  business
conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.7 [Continuation of or Change in Business];

                               (iii)  no  Potential  Default or Event of Default
shall exist immediately prior to and after giving effect to such Permitted Acquisition;

                               (iv)   the Borrower and its Subsidiaries shall be
in compliance with the covenants contained in Sections 7.2.10 [Maximum Leverage Ratio] and 7.2.11 [Minimum Interest Coverage Ratio] determined on a pro forma basis after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition).

                     7.2.4     DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

                               (i)    transactions   involving   the   sale   of
inventory in the ordinary course of business;

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

                               (ii)   any sale,  transfer  or lease of assets in
the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;

                               (iii)  any  sale,  transfer or lease of assets by
any wholly-owned Subsidiary of the Borrower to the Borrower or to any other wholly-owned Subsidiary of the Borrower;

                               (iv)   any sale, transfer  or lease  of assets in
the ordinary course of business which are replaced by substitute assets (acquired or leased); or

                               (v)    any  sale,  transfer or  lease  (including
any lease transaction under Section 7.2.9) of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, provided that
(i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries shall not exceed in any calendar year the greater of (x) $100,000,000 or (y) 5% of the total assets of the Borrower and its Subsidiaries (as of the last day of such calendar year), determined and consolidated in accordance with GAAP.

                     7.2.5     AFFILIATE TRANSACTIONS.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of the Borrower or any Subsidiary of the Borrower or other Person) unless such transaction is not otherwise prohibited by this Agreement and is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions.

                     7.2.6     SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                        The Borrower shall not, and shall not permit any of
its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Significant Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Significant Subsidiary formed or acquired after the Closing Date which becomes a Guarantor in accordance with Section 10.18 [Joinder of Guarantors]; (iii) any Subsidiary which after the Closing Date
becomes  a  Significant   Subsidiary  and  which  upon  becoming  a  Significant
Subsidiary becomes a Guarantor in accordance with Section 10.18 [Joinder of Guarantors] and (iv) any Subsidiary which is not a Significant Subsidiary. The Borrower shall cause any of its Subsidiaries which at any time becomes a Significant Subsidiary to become a Guarantor in accordance with Section 10.18 [Joinder of Guarantors]. Notwithstanding the foregoing provisions of this
Section 7.2.7, with respect to those Significant Subsidiaries of Ashland Coal , Inc., as of the Closing Date, the Borrower shall cause such Significant Subsidiaries to join the Guaranty Agreement in accordance with Section 10.18 within thirty (30) days following the Closing Date. Neither the Borrower nor any Subsidiary of the Borrower shall become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties or may make Investments in joint ventures (so as long as the joint venture is engaged in a line of business permitted by Section 7.2.7 [Continuation of or Change in Business] and such joint venture interests are acquired in an arms-length transaction); provided, however, that the aggregate permitted Investments in all joint ventures shall not at any time exceed, for all Loan Parties and their Subsidiaries, $30 million, or (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties.

                     7.2.7     CONTINUATION OF OR CHANGE IN BUSINESS.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business substantially as conducted and operated by the Borrower or such Subsidiary as of the date of consummation of the Merger and any business substantially related thereto, and neither the Borrower nor any Subsidiary of the Borrower shall permit any material change in such business.

                     7.2.8     PLANS AND BENEFIT ARRANGEMENTS.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA:

                     7.2.9     OFF-BALANCE SHEET FINANCING.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks, Synthetic Leases or other non-capital leases), in excess in the aggregate for the Borrower and its Subsidiaries, as of any date of determination of the greater of (x) $100,000,000, or (y) 5% of total assets of the Borrower and its Subsidiaries, determined and consolidated in accordance with GAAP as of the date of determination. For purposes of this
Section 7.2.9, a "Synthetic Lease" shall mean any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property.

                     7.2.10    MAXIMUM LEVERAGE RATIO.

                        The Borrower shall not at any time permit Consolidated Debt to exceed sixty percent (60%) of Consolidated Capitalization.


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

                     7.2.11    MINIMUM INTEREST COVERAGE RATIO.

                        The Borrower shall not permit the ratio of Consolidated EBITDA to consolidated net interest expense of the Borrower and its Subsidiaries, calculated as of the last day of each calendar quarter for the four calendar quarters then ended, to be less than 3.0 to 1.0.

                     7.2.12    NO RESTRICTION ON DIVIDENDS.

                        The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner, the payment of dividends (whether in cash, securities, property or otherwise).

            7.3.     REPORTING REQUIREMENTS.

            The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Revolving Credit
Banks:

                     7.3.1     QUARTERLY FINANCIAL STATEMENTS.

                        As soon as available and in any event within  forty-five
(45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Borrower will be deemed to have complied with the delivery requirements of this Section 7.3.1 if within forty-five (45) days after the end of its fiscal quarter, the Borrower delivers to the Administrative Agents and each of the Banks a copy of the Borrower's Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

                     7.3.2     ANNUAL FINANCIAL STATEMENTS.

                        As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally



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

recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Borrower will be deemed to have complied with the delivery requirements of this Section 7.3.2 if within ninety (90) days after the end of its fiscal year, the Borrower delivers to the Administrative Agent and each of the Banks a copy of the Borrower's Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.

                     7.3.3     CERTIFICATE OF THE BORROWER.

                        Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Revolving Credit Banks pursuant to Sections 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of EXHIBIT 7.3.3, to the effect that, except as described pursuant to
Section 7.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time which shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                     7.3.4     NOTICE OF DEFAULT.

                       Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

                     7.3.5     NOTICE OF LITIGATION.

                        Promptly after the commencement thereof or promptly after the determination thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or any Subsidiary of any Loan Party, which (x) involve or could be reasonably expected to involve assessments against any Loan Party or any Subsidiary of any Loan Party in excess of $10,000,000, individually or in the aggregate,



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

or (y) involve a claim or series of claims which if adversely determined would constitute a Material Adverse Change.

                     7.3.6     NOTICE OF CHANGE IN DEBT RATING.

                        Within two (2) Business Days after Standard & Poor's or Moody's announces a change in the Borrower's Debt Rating, notice of such change. Borrower will deliver together with such notice a copy of any written notification which Borrower received from the applicable rating agency regarding such change of Debt Rating.

                     7.3.7     NOTICES REGARDING PLANS AND BENEFIT
ARRANGEMENTS.

                               7.3.7.1     CERTAIN EVENTS.

                                Promptly  upon  becoming aware of the occurrence
thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                               (i)    any  Reportable  Event with respect to the
Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                               (ii)   any  Prohibited  Transaction  which  could
subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                               (iii)  any   assertion  of  material   withdrawal
liability with respect to any Multiemployer Plan,

                                (iv)  any  partial  or  complete withdrawal from
a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                               (v)    any  cessation  of   operations   (by  the
Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                               (vi)   withdrawal  by  the  Borrower or any other
member of the ERISA Group from a Multiple Employer Plan,

                               (vii)  a  failure  by the  Borrower  or any other
member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

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

                               (viii)  the adoption  of an  amendment  to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                               (ix)   any change in the actuarial assumptions or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                               7.3.7.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL REPORTS.

                                As soon as available or within thirty (30) days
after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                               7.3.7.3     NOTICE OF VOLUNTARY TERMINATION.

                                Promptly upon the filing thereof, copies of any
Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.


                                   8. DEFAULT

            8.1.    EVENTS OF DEFAULT.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                     8.1.1     PAYMENTS UNDER LOAN DOCUMENTS.

                        The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or (ii) any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any


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

other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                     8.1.2     BREACH OF WARRANTY.

                        Any representation or warranty made at any time by the Borrower herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                     8.1.3     BREACH OF NEGATIVE COVENANTS OR VISITATION
                               RIGHTS.

                        Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.5 [Visitation Rights] or
Section 7.2 [Negative Covenants];

                     8.1.4     BREACH OF OTHER COVENANTS.

                        Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

                     8.1.5     DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                        A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $10,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                     8.1.6     JUDGMENTS OR ORDERS.

                        Any judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty
(30) days from the date of entry; PROVIDED, HOWEVER, that any such judgment or order shall not be an Event of Default under this Section 8.1.6 [Judgments

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

or Orders] if and for so long as (i) the amount of such judgment or order in excess of $10,000,000 is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

                     8.1.7     LOAN DOCUMENT UNENFORCEABLE.

                        Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                     8.1.8     UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

                        Any of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter;

                     8.1.9     NOTICE OF LIEN OR ASSESSMENT.

                        A notice of Lien or assessment in excess of $10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                     8.1.10    INSOLVENCY.

                        Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                     8.1.11    EVENTS RELATING TO PLANS AND BENEFIT
                               ARRANGEMENTS.

                        Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a


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trustee shall be appointed to  administer  or liquidate any Plan;  (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                     8.1.12    CESSATION OF BUSINESS.

                        The Loan Parties, taken as a whole, cease to conduct their business as contemplated, except as expressly permitted under Section
7.2.3 [Liquidations, Mergers, Etc.] or 7.2.4 [Dispositions of Assets and Subsidiaries], or are enjoined, restrained or in any way prevented by court order from conducting all or any material part of their business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

                     8.1.13    CHANGE OF CONTROL.

                                    (i)   Following  the  Merger,  any person or
group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) other than Ashland Inc. shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

                     8.1.14    INVOLUNTARY PROCEEDINGS.

                        A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the

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winding-up  or  liquidation  of its affairs,  and such  proceeding  shall remain undisguised or unseated and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                     8.1.15    VOLUNTARY PROCEEDINGS.

                        Any  Loan  Party or  Subsidiary  of a Loan  Party  shall
commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

            8.2.     CONSEQUENCES OF EVENT OF DEFAULT.

                     8.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                        If an Event of Default  specified  under  Sections 8.1.1

through 8.1.13 shall occur and be continuing, the Banks and the Administrative Agent shall be under no further obligation to make Revolving Credit Loans, Swing Loans or Bid Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Banks, shall by written notice to the Borrower, take one or both of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, or (ii) declare the unpaid principal amount of the Revolving Credit Loans and Swing Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Revolving Credit Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Revolving Credit Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan
Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Banks, and grants to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Administrative Agent shall return such cash collateral to the Borrower; and

                     8.2.2     BANKRUPTCY, INSOLVENCY OR REORGANIZATION
                               PROCEEDINGS.

                        If an Event of Default  specified  under Section  8.1.14

[Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Commitments shall

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automatically  terminate and be of no further force and effect,  the Banks shall be under no further obligations to make Revolving Credit Loans, Swing Loans or Bid Loans hereunder or to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                     8.2.3     SET-OFF.

                        If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Administrative Agent; and

                     8.2.4     SUITS, ACTIONS, PROCEEDINGS.

                        If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Committed Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agents or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of any Agent or such Bank; and

                     8.2.5     APPLICATION OF PROCEEDS.

                        From and after the date on which the Administrative Agent shall have taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties

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have been paid in full,  any and all  proceeds  received  by the  Administrative
Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:

                               (i)    first,  to  reimburse  the  Administrative
Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                               (ii)   second,    to   the   repayment   of   all
Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                               (iii)   the balance, if any, as required by Law.

                     8.2.6     OTHER RIGHTS AND REMEDIES.

                        In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Administrative Agent and the Banks under the Loan Documents or applicable Law.

            8.3.    RIGHT OF COMPETITIVE BID LOAN BANKS.

            If any Event of Default shall occur and be continuing, the Banks which have any Bid Loans then outstanding to the Borrower (the "Bid Loan Banks") shall not be entitled to accelerate payment of the Bid Loans or to exercise any right or remedy related to the collection of the Bid Loans until the Commitments shall be terminated hereunder pursuant to Section 8.2. Upon such a termination of the Commitments: (i) references to Revolving Credit Loans in Section 8.2 shall be deemed to apply also to the Bid Loans and the Bid Loan Banks shall be entitled to all enforcement rights given to a holder of a Revolving Credit Loan in Section 8.2, and (ii) the definition of Required Banks shall be changed as provided in Section 1.1 so that each Bank shall have voting rights hereunder in proportion to its share of the total Loans outstanding; provided that each Designating Bank shall serve as the agent of its Designated Lender and as such shall exercise all voting, approval and related rights on behalf of its Designated Lender as more fully described in Section 10.11.3 and in the Designation Agreement.

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                                  9. THE AGENTS

            9.1.    APPOINTMENT.

            Each Bank hereby  irrevocably  designates,  appoints and authorizes:
(i) PNC Bank to act as Administrative Agent for such Bank under this Agreement and the other Loan Documents for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents, and (ii) authorizes each of PNC Bank and Morgan to act as Agent for such Bank under this Agreement. Each Bank hereby irrevocably authorizes, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agents, the Administrative Agent or any of them by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement, and each of PNC Bank and Morgan agrees to act as Agent on behalf of the Banks to the extent provided in this Agreement.

            9.2.    DELEGATION OF DUTIES.

            The Agents and the Administrative Agent may perform any of their respective duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of their respective duties as Agents or the Administrative Agent, as the case may be) and, subject to Sections
9.5 [Reimbursement and Indemnification of Agents by the Borrower, Etc.] and 9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

            9.3.    NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

            Neither the Agents nor the Administrative Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent and of the Agents shall be mechanical and administrative in nature; neither the Administrative Agent nor the Agents shall have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "Agents" in this Agreement with reference to the Agents or Administrative Agent, as the case may be, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that neither the Administrative Agent nor any Agent has made any representations or warranties to it and that no

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act by the  Administrative  Agent or any Agent  hereafter  taken,  including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent or any Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that neither the Administrative Agent nor any Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan, the issuance of any Letter of Credit or at any time or times thereafter.

            9.4.   ACTIONS IN DISCRETION OF AGENTS; INSTRUCTIONS FROM THE BANKS.

            The Administrative Agent and each Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative Agent's or such Agent's rights, powers or discretion herein, PROVIDED that neither the Administrative Agent nor any Agent shall be required to take any action which exposes the Administrative Agent or any Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent and each Agent shall have authority, in their sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Administrative Agent or any Agent as a result of the Administrative Agent or any Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent or the Agents, as the case may be.

            9.5.   REIMBURSEMENT AND INDEMNIFICATION OF AGENTS BY THE BORROWER.

            The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and each Agent and hold the Administrative Agent and each Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of outside counsel, appraisers and environmental consultants, incurred by the Administrative Agent or any Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation,

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

exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

            9.6.    EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

            Neither the Administrative Agent, any Agent nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall
(a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Administrative Agent or any Agent or any of their respective Subsidiaries against the Administrative Agent, any Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and the Borrower (for itself and on behalf of each of its Subsidiaries), the Administrative Agent, each Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent or any Agent hereunder or given to the Administrative Agent or any Agent for the account of or


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with copies for the Banks, the Administrative Agent each Agent and each of their respective directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent, any Agent or any of their directors, officers, employees, agents, attorneys or Affiliates.

            9.7.    REIMBURSEMENT AND INDEMNIFICATION OF AGENTS BY THE BANKS.

            Each Bank agrees to reimburse and indemnify the Administrative Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Agents, or any of them in their respective capacities as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent or any Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's or any Agent's gross negligence or willful misconduct, as the case may be, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Administrative Agent and each Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Administrative Agent or the Agents, as the case may be in connection with the periodic audit of the Loan Parties' books, records and business properties by the Administrative Agent or the Agents.

            9.8.    RELIANCE BY AGENTS.

            The Administrative Agent and each Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent or any Agent. The Administrative Agent and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.



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            9.9.    NOTICE OF DEFAULT.

            Neither the Administrative Agent nor any Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless such person has received written notice from a Revolving Credit Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

            9.10.   NOTICES.

            Each of the Administrative Agent and each Agent agrees to promptly send to each Revolving Credit Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Revolving Credit Banks of each change in the Base Rate and the effective date thereof.

            9.11.   BANKS IN THEIR INDIVIDUAL CAPACITIES.

            With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Swing Loans, the issuance of any Letter of Credit and any Bid Loans made by it and any other rights and powers given to it as a Revolving Credit Bank hereunder or under any of the other Loan Documents, the Administrative Agent and each Agent shall have the same rights and powers hereunder as any other Revolving Credit Bank and may exercise the same as though it were not the Administrative Agent or an Agent, as the case may be, and the term "Revolving Credit Banks" shall, unless the context otherwise indicates, include the Administrative Agent and each Agent in its individual capacity. PNC Bank and its Affiliates, Morgan and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Administrative Agent or any Agent, as though it were not acting as Administrative Agent or Agent, as the case may be, hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates or any Agent or its respective Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that neither the Administrative Agent nor any Agent shall be under any obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            9.12.   HOLDERS OF NOTES.

            The Administrative Agent and each Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the


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Agents.  Any  request,  authority  or  consent  of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

            9.13.   EQUALIZATION OF BANKS.

            The Banks and the holders of any participations in any Commitments or Loans or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Section 3.4.3 [Agents' and Bank's Rights], 4.4.2 [Replacement of a Bank] or 4.5 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Loans, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

            9.14.   SUCCESSOR AGENTS.

            Any Agent or the Administrative Agent (i) may resign as Agent or Administrative Agent, as the case may be or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent or Administrative Agent is a Revolving Credit Bank, such Agent's or Administrative Agent's Loans and Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If any Agent or the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Revolving Credit Banks a successor to such Agent or Administrative Agent, as the case may be, for the Revolving Credit Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor Agent or Administrative Agent shall not be so appointed and approved within the thirty (30) day period following an Agent's or the Administrative Agent's notice, as the case may be, to the Revolving Credit Banks of its resignation, then the resigning Administrative Agent or resigning Agent, as the case may be shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor who shall serve as Administrative Agent or Agent, as the case may be, until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor to such resigning Administrative Agent or Agent.


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Upon its appointment  pursuant to either clause (a) or (b) above, such successor
Administrative Agent or Agent shall succeed to the rights, powers and duties of the resigning Administrative Agent or Agent, as the case may be, and the terms
"Agent"  and   "Administrative   Agent"  shall  mean  such  successor  Agent  or
Administrative Agent, as the case may be, effective upon its appointment, and the former Administrative Agent's or Agent's rights, powers and duties as an Agent or Administrative Agent shall be terminated without any other or further act or deed on the part of such former Agent or Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent or any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Administrative Agent and each former Agent and such former Administrative Agent and each former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was Administrative Agent or an Agent under this Agreement.

            9.15.   ADMINISTRATIVE AGENT'S FEE.

            The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Bid Loan Processing Fee") in connection with processing Bid Loans and a nonrefundable fee (the "Administrative Agent's Fee") for the Administrative Agent's services hereunder under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and the Administrative Agent, as amended from time to time.

            9.16.   AVAILABILITY OF FUNDS.

            The Administrative Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Administrative Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.


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            9.17.   CALCULATIONS.

            In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

            9.18.   BENEFICIARIES.

            Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Administrative Agent, each Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and each Agent shall act solely as the Administrative Agent or Agent, as the case may be, of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.


                                10. MISCELLANEOUS

            10.1.   MODIFICATIONS, AMENDMENTS OR WAIVERS.

            With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                     10.1.1 INCREASE OF REVOLVING CREDIT COMMITMENT; EXTENSION OF EXPIRATION DATE.

                        Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

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                     10.1.2    EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL
                               INTEREST OR FEES; MODIFICATION OF TERMS OF
                               PAYMENT.

                        Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, the Facility Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Facility Fee or any other fee payable to any Bank;

                     10.1.3    RELEASE OF GUARANTOR.

                        Release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations, other than, prior to an Event of Default upon the request by the Borrower to the Administrative Agent of the release from the Guaranty Agreement of any Subsidiary which is no longer a Significant Subsidiary (which request shall be accompanied by evidence satisfactory to the Administrative Agent in its sole discretion that the Subsidiary which the Borrower is requesting be so released from the Guaranty Agreement is no longer a Significant Subsidiary), which release from the Guaranty Agreement of a non Significant Subsidiary may be granted solely by the Administrative Agent without the approval of any Revolving Credit Bank; or

                     10.1.4    MISCELLANEOUS

                        Amend Section 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions, Etc.] or 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, change the definition of Supermajority Required Banks, or change any requirement providing for the Banks, the Supermajority Required Banks or the Required Banks to authorize the taking of any action hereunder; PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of any Agent in its capacity shall be effective without the written consent of such Agent, no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity shall be effective without the written consent of the Administrative Agent, and no agreement, waiver or consent which would modify the interests, rights or obligations of any Issuing Bank as the issuer of Letters of Credit shall be effective without the written consent of such Issuing Bank.

            10.2.   NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

            No course of dealing and no delay or failure of the Administrative Agent, any Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent, each Agent and the Banks under this Agreement and any other Loan Documents are

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

cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

            10.3. REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER; TAXES.

            The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Administrative Agent and the Agents, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement and Indemnification of Agents by the Borrower]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel) for each Bank (except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks , the Administrative Agent, and the Agents if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent, any Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent, each Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

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

            10.4.   HOLIDAYS.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

            10.5.   FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                    10.5.1    NOTIONAL FUNDING.

                        Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                     10.5.2    ACTUAL FUNDING.

                        Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

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

            10.6.   NOTICES.

            All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agents or to the Administrative Agent shall not be effective until received. Any Bank giving any notice to the Borrower shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Banks of the receipt by it of any such notice. Each Designated Lender appoints its Designating Bank as its agent for the purpose of delivering and receiving all notices hereunder as more fully set forth in Section 10.11 and in its Designation Agreement with such Designating Bank. Any notice delivered to the Borrower shall be deemed to be notice to the Loan Parties and shall be binding upon all of the Loan Parties.

            10.7.   SEVERABILITY.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            10.8.   GOVERNING LAW.

            Each   Letter  of  Credit  and  Section   2.10   [Letter  of  Credit
Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

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

            10.9.   PRIOR UNDERSTANDING.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

            10.10.  DURATION; SURVIVAL.

            All representations and warranties of the Borrower contained herein or made by any Loan Party in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent, any Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and
7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 4 [Payments] and Sections 9.5 [Reimbursement and Indemnification of Agents by the Borrower], 9.7 [Reimbursement and Indemnification of Agents by Banks] and 10.3 [Reimbursement and Indemnification of Banks by the Borrower Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

            10.11.   SUCCESSORS AND ASSIGNS.

                     10.11.1   BINDING EFFECT; ASSIGNMENTS BY BORROWER.

                        This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agents, the Administrative Agent, the Issuing Banks, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein without the consent of all of the Revolving Credit Banks (each on its own behalf and on behalf of any Designated Lenders of such Revolving Credit Bank).

                     10.11.2 ASSIGNMENTS AND PARTICIPATIONS BY BANKS OTHER THAN ASSIGNMENTS OF BID LOANS AMONG DESIGNATING BANKS AND DESIGNATED LENDERS.

                        This Section shall apply to any assignment or participation by a Bank of its Loans, Letters of Credit Outstandings or Commitments except for assignments or designations of Bid Loans among Designating Banks or Designated Lenders described in Section 10.11.3. Each Revolving Credit Bank may, at its own cost, make assignments of all or any part of its Revolving Credit Commitment and Revolving Credit Loans and Bid Loans and its Ratable



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

Share of Letter of Credit Outstandings to one or more banks or other entities, subject to the consent of the Borrower (which consent shall not be required during any period in which an Event of Default exists), the applicable Issuing Banks, and the Administrative Agent with respect to any assignee, such consents not to be unreasonably withheld, and PROVIDED that assignments may not be made in amounts less than $10,000,000 and a Bank may assign a Bid Loan to another Person only if either such Bank is a Revolving Credit Bank and is simultaneously assigning all or a portion of its Revolving Credit Commitment to such Person, or the assignee is already a Revolving Credit Bank hereunder. Each Bank may, at its own cost, grant participations in all or any part of its Revolving Credit Commitment and the Revolving Credit Loans and Bid Loans made by it and of its Ratable Share of Letter of Credit Outstandings to one or more banks or other entities, without the consent of any party hereto. In the case of an assignment of all or any portion of a Revolving Credit Commitment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Revolving Credit Bank hereunder, the Revolving Credit Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of any Revolving Credit Note subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Revolving Credit Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. The assigning Bank shall surrender its Bid Note if it is assigning all of its Revolving Credit Commitment. The Borrower shall execute and deliver to the assignee a Bid Note in the form of EXHIBIT 1.1(B). Any assigning Bank shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment, which amount shall not be subject to reimbursement or indemnification by the Borrower. In the case of a participation, the participant shall have only the rights specified in
Section 8.2.3 [Set-Off] (the participant's rights against the selling Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1, 10.1.2 and 10.1.3), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12.

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

                     10.11.3 ASSIGNMENTS OF BID LOANS AMONG DESIGNATING BANKS AND DESIGNATED LENDERS.

                               10.11.3.1   ASSIGNMENTS TO DESIGNATED LENDERS.

                              Any  Revolving  Credit Bank (each a "Designating
Bank") may at any time, subject to the consent of the Borrower which consent shall not be unreasonably withheld, and subject to the terms of this Section 10.11.3.1, designate one or more Designated Lenders to fund Bid Loans which the Designating Bank is required to fund. The provisions of Section 10.11.2 shall not apply to any such designation. No Revolving Credit Bank shall be entitled to make more than two such designations. The parties to each such designation shall execute and deliver to the Administrative Agent, for their acceptance, a
Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a Designating Bank, a designee representing that it is a Designated Lender and the Borrower and the Administrative Agent will accept such Designation Agreement. From and after the later of the date on which the Administrative Agent receives the executed Designation Agreement and the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make any Bid Loan on behalf of its Designating Bank pursuant to Section 2.9 after the Borrower has accepted a Bid (or a portion thereof) of the Designating Bank. The Designating Bank shall not be obligated to designate its Designated Lender to fund any Bid Loan, and such Designated Lender shall not be obligated to fund any Bid Loan, each such designation being subject to the agreement of the Designating Bank and its Designated Lender and to be made at the time that such Bid Loan is made. Each Designating Bank shall serve as the agent of the Designated Lender for purposes of giving and receiving all communications and notices and taking all actions hereunder, including without limitation votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank as agent for the Designated Lender and shall not be signed by the Designated Lender. The Borrower, the Agents, the Administrative Agent and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. Any Designated Lender which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 relating to federal income tax withholding.

                               10.11.3.2   ASSIGNMENTS BY DESIGNATED LENDERS.

                              Any  Designated  Lender  may  assign  its Bid Loan
to its Designating Bank or to another Designated Lender designated by such Designating Bank and such assignment shall not be subject to the requirements of
Section 10.11.2, provided that the Designated Lender and Designating Bank shall notify the Administrative Agent promptly of such assignment.

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

                              10.11.3.3 WAIVERS AND CERTAIN MATTERS REGARDING CONDUITS AS DESIGNATING BANKS.

                              Notwithstanding any provision of this Agreement or
any other Loan Document to the contrary, neither the Administrative Agent, any Agent, the Borrower nor any Bank shall institute or join any other person in instituting against Wood Street Funding Corporation, a Delaware corporation (and a Designating Bank, designated by PNC Bank) or against any similar conduit established by any other Designated Lender which has been designated by such Designated Lender as a Designating Bank, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the Expiration Date of the Credit Agreement.

                     10.11.4   FOREIGN ASSIGNEES AND PARTICIPANTS.

                        Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                     10.11.5   ASSIGNMENTS BY BANKS TO FEDERAL RESERVE BANKS.

                        Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower and the Administrative Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

            10.12.   CONFIDENTIALITY.

                     10.12.1   GENERAL.

                        The Agents, the Administrative Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agents, the Administrative Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional



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advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower as permitted by applicable Law, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                     10.12.2   SHARING INFORMATION WITH AFFILIATES OF THE
                               BANKS.

                        The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and the Borrower (on its own behalf and on behalf of its Subsidiaries) hereby authorizes each Bank to share any information delivered to such Bank by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

            10.13.   COUNTERPARTS.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

            10.14.   AGENT'S OR BANK'S CONSENT.

            Whenever the Administrative Agent's, any Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent, each Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

            10.15.   EXCEPTIONS.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein


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

unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

            10.16.   CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENTS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

            10.17.   TAX WITHHOLDING CLAUSE.

            Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Administrative Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to

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deliver to each of the Borrower and the Administrative  Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

            10.18.   JOINDER OF GUARANTORS.

            Any Significant Subsidiary of the Borrower which is required to become a Guarantor pursuant to Section 7.2.6 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section
6.1 [First Loans and Letters of Credit] modified as appropriate to relate to such Subsidiary. The Borrower shall deliver such Guarantor Joinder and related documents to the Administrative Agent within five (5) Business Days after any Subsidiary of the Borrower becomes a Significant Subsidiary.


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


      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                                   ARCH COAL, INC.


/s/ Miriam Rogers Singer                 By: /s/ Patrick A. Kriegshauser
------------------------                       -----------------------------
 Assistant Secretary                     Title: Senior Vice President and
 [Seal]                                         Chief Financial Officer
                                               ----------------------------

                                          [REVOLVING CREDIT BANKS:]


                                          PNC BANK, NATIONAL ASSOCIATION,
                                          individually and as Administrative
                                          Agent and Agent


                                          By: /s/ Michael J. Beyer
                                             ----------------------
                                          Title: Senior Vice President
                                                ------------------------


                                          MORGAN GUARANTY TRUST COMPANY OF
                                          NEW YORK, individually and as Agent


                                          By: /s/ Adam J. Silver
                                             ---------------------
                                          Title: Associate
                                                ---------------------